                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          INDEPENDENT BANK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          INDEPENDENT BANK CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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
                       [INDEPENDENT BANK CORPORATION LOGO]

March 17, 1999



Dear Shareholder:

    We invite you to attend the 1999 Annual Meeting of Shareholders. This year's meeting will be held on Tuesday, April 20, 1999, at 3:00 p.m. at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846.

    Many of the traditional elements of our annual report, including our audited financial statements, can be found in an appendix to this Proxy Statement. For your convenient reference, a table of contents is located on page A-1.

    It is important that your shares are represented at the Annual Meeting. Please carefully read the Notice of Annual Meeting and Proxy Statement. Whether or not you expect to attend the Annual Meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE.

Sincerely,



/s/ Charles Van Loan
--------------------
Charles C. Van Loan
President and
Chief Executive Officer

                          INDEPENDENT BANK CORPORATION

                              230 WEST MAIN STREET
                             IONIA, MICHIGAN 48846



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held April 20, 1999



     The Annual Meeting of Shareholders of Independent Bank Corporation will be held at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846, on Tuesday, April 20, 1999, at 3:00 p.m. (local time) for the following purposes:

     1. To elect three Directors to the Board of Directors to serve three-year terms expiring in 2002.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record as shown by the transfer books of the Company at the close of business of February 19, 1999, are entitled to notice of and to vote at the meeting or any adjournment thereof. Whether or not you expect to be present in person at this meeting, please sign the enclosed proxy and return it promptly in the enclosed envelope. If you attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.


                                             By order of the Board of Directors,



                                             /s/ William R. Kohls
                                             William R. Kohls
                                             Secretary


Dated: March 17, 1999

                          INDEPENDENT BANK CORPORATION
                              230 WEST MAIN STREET
                              IONIA, MICHIGAN 48846





                                 PROXY STATEMENT
                                 MARCH 17, 1999


    This Proxy Statement is furnished in connection with the solicitation, beginning approximately March 17, 1999, by the Board of Directors of Independent Bank Corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders. This meeting will be held on Tuesday, April 20, 1999, at 3:00 p.m. at the Ionia Theater, 205 West Main Street, Ionia, Michigan 48846.

    If the form of the Proxy accompanying this Proxy Statement is properly executed and returned, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in such Proxy. If no choice is specified, the shares represented by the Proxy will be voted for the election of directors listed as nominees.

    A Proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent Proxy or attending the meeting and voting in person. Attendance at the meeting does not, however, automatically serve to revoke a Proxy.

                        VOTING SECURITIES AND RECORD DATE

    As of February 19, 1999, the record date for the Annual Meeting, the Company had issued and outstanding 7,421,523 shares of common stock, par value $1.00 per share ("Common Stock"). Shareholders are entitled to one vote for each share of Common Stock registered in their names at the close of business on the record date. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Company.

    As of February 19, 1999, no person was known by Management to be the beneficial owner of more than 5% of the Common Stock, except as follows:


                                                                            AMOUNT AND
                                                                             NATURE OF                APPROXIMATE
                                     NAME AND ADDRESS OF                    BENEFICIAL                  PERCENT
TITLE OF CLASS                        BENEFICIAL OWNER                       OWNERSHIP                 OF CLASS
-----------------------------------------------------------------------------------------------------------------
Common Stock,                Independent Bank Corporation                  407,469                    5.38%
$1 par value                 Employee Stock Ownership
                             Trust, 230 West Main Street
                             Ionia, Michigan 48846


    The Employee Stock Ownership Trust ("ESOT") holds shares of Common Stock pursuant to the terms of the Company's Employee Stock Ownership Plan ("ESOP"). Firstar Trust Company administers the ESOP and serves as directed trustee. The Company's ESOP Administrative Committee has investment power with respect to the shares of Common Stock held by the ESOT and has voting power to the extent that the ESOP participants do not direct the voting of the shares of Common Stock allocated to their accounts.

    The Administrative Committee is comprised of William R. Kohls, James J. Twarozynski and Laurinda M. Neve, each of whom are officers of the Company. Except for the shares of Common Stock allocated to their account as participants in the ESOP, each member of the Administrative Committee disclaims beneficial ownership of the shares held by the ESOP.

                              ELECTION OF DIRECTORS

    The Bylaws of the Company permit the Board of Directors to establish the size of the Board from three to fifteen members. The current Board has fixed the size of the Board at seven members. All directorships possible under the Company's Bylaws are not being filled because the Board believes that under the present circumstances, a Board of seven persons is adequate to manage the affairs of the Company.

    The Company's Articles of Incorporation provide that the Board be divided into three classes of nearly equal size, with the classes to hold office for staggered terms of three years each. Keith E. Bazaire, Terry L. Haske and Thomas
F. Kohn are nominees for election to serve three-year terms expiring in 2002. Additional information on the nominees is set forth in the following pages of this Proxy Statement.

    The Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee is unable to serve, which is not now contemplated, the Board may designate a substitute nominee. The proxy holders, to the extent they have been granted authority to vote in the election of directors, may or may not vote for a substitute nominee.

    In addition to the nominees for director, each director whose term will continue after the meeting is named on the following page. Each nominee and director owned beneficially, directly or indirectly, the number of shares of Common Stock set forth opposite their respective names. The stock ownership information and the information relating to each nominee's and director's age, principal occupation or employment for the past five years has been furnished to the Company as of February 19, 1999, by the respective nominees and directors.

    A plurality of the votes cast at the Annual Meeting of Shareholders is required to elect the nominees as directors. Accordingly, at this year's meeting, the three individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote or otherwise, will not be treated as votes cast at the meeting. The Board of Directors recommends a vote FOR the election of the persons nominated by the Board.



                                                                                AMOUNT AND
                                                                                 NATURE OF
                                                                                BENEFICIAL                  PERCENT OF
                                                                                OWNERSHIP (1)               OUTSTANDING
-------------------------------------------------------------------------------------------------------------------------
NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2002

Keith E. Bazaire (age 60)                                                            8,868                    .12%
    Mr. Bazaire is the President of Carter's Food Center, Inc.
    (retail grocer). He became a Director in 1996.

Terry L. Haske (age 50)                                                             12,400 (2)                .16
    Mr. Haske is the President of Ricker & Haske, CPAs, p.c.
    He became a Director in 1996.

Thomas F. Kohn (age 66)                                                             10,821                    .14
    Mr. Kohn is the Chief Executive Officer of Belco Industries, Inc.
    (manufacturer). He became a Director in 1995.

DIRECTORS WHOSE TERMS EXPIRE IN 2000

Robert J. Leppink (age 66)                                                          41,818                    .55
    Mr. Leppink is the President of Leppink's, Inc.
    (retail grocer). He became a Director in 1980.

Arch V. Wright, Jr. (age 66)                                                        46,694                    .62
    Mr. Wright is the President of Charlevoix Development Company
    (real estate development). He became a Director in 1974.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

Charles A. Palmer (age 54)                                                          45,860                    .61
    Mr. Palmer is an attorney and a professor of law at Thomas M. Cooley
    Law School. He became a Director in 1991.

Charles C. Van Loan (age 51)                                                       109,829 (3)               1.45
    Mr. Van loan is the President and Chief Executive Officer of
    Independent Bank Corporation. He became a Director in 1992.





(1) Except as described in the following notes, each nominee owns the shares directly and has sole voting and investment power or shares voting and investment power with his spouse under joint ownership. Includes shares of common stock that are issuable under options exercisable within 60 days.

(2) Includes 2,225 shares owned jointly with Mr. Haske's father with respect to which Mr. Haske shares voting and investment power.

(3) Includes 16,044 shares allocated to Mr. Van Loan's account under the ESOT. Also includes 10,317 shares held by Mr. Van Loan's dependent children.

    There are no family relationships between or among the directors, nominees or executive officers of the Company. The Board of Directors had seven meetings in 1998. During 1998, all directors attended at least 75% of the aggregate number of meetings of the Board and the Board committees on which they served. In addition to the audit and personnel committees, the Board has a corporate development committee.

   The audit committee (consisting of directors Haske, Kohn and Palmer) met twice in 1998 to select independent public accountants and discuss financial matters with such independent accountants; review internal audit and loan review reports as well as Management's responses thereto; and review and discuss other pertinent financial, accounting, audit, and policy matters with Management.

    The personnel committee (consisting of directors Bazaire, Haske, Leppink, Palmer and Wright) met once in 1998 to review and make recommendations to the Board relating to remuneration, including benefit plans, to be paid to the Company's directors and officers.

    The corporate development committee (consisting of directors Bazaire, Kohn and Leppink) met three times in 1998 to consider and approve candidates to serve as directors of the Company's subsidiary banks (the "Banks"). Although Management's nominees to serve as directors of the Company have been selected from individuals serving as directors of the Banks, the committee will consider qualified individuals who are recommended by shareholders. Written recommendations of individuals for Board nomination may be forwarded to the Company's secretary for consideration as nominees at the 2000 Annual Meeting of Shareholders. Such recommendations must be received no earlier than January 21, 2000, and no later than February 20, 2000.

COMPENSATION OF DIRECTORS

    Directors of the Company who are not employees of the Company or any of its subsidiaries ("Non-employee Directors") receive an annual retainer of $10,000. Pursuant to the Non-employee Director Stock Option Plan, a committee designated by the Board may grant options to purchase shares of Common Stock to each Non-employee Director. These options are not exercisable for 12 months and expire 5 years after the date of the grant. During 1998, each Non-employee Director received an option to purchase 3,721 shares of Common Stock at $25.08 per share, the fair market value of the Common Stock on the date of the grant.

    The Company maintains a Deferred Compensation and Stock Purchase Plan for Non-employee Directors (the "Plan"). The Plan provides that Non-employee Directors of the Company or its subsidiaries may defer payment of all or a part of their director fees ("Fees") or receive shares of Common Stock in lieu of cash payment of Fees. Each Non-employee Director may elect to participate in a Current Stock Purchase Account, a Deferred Cash Investment Account or a Deferred Stock Account.

    A Current Stock Purchase Account is credited with shares of Common Stock having a fair market value equal to the fee otherwise payable. A Deferred Cash Investment Account is credited with an amount equal to the fee deferred and on each quarterly credit date with an appreciation factor that may not exceed the prime rate of interest charged by Independent Bank. A Deferred Stock Account is credited with the amount of fees deferred and converted into stock units based on the fair market value of the Common Stock at the time of the deferral. Amounts in the Deferred Stock Account are credited with cash dividends and other distributions on the Common Stock. Fees credited to a Deferred Cash Investment Account or a Deferred Stock Account are deferred for income tax purposes. The Plan does not provide for distributions prior to a participant's termination as a Non-employee Director and the participant may generally elect either a lump sum or installment distribution.

    One of the Company's directors participates in a deferred compensation plan in lieu of current payment of director fees. The plan was adopted by the Company in 1985 and provides for retirement and death benefits to be paid to the participating director by the Company over a minimum of fifteen years. The Company is the owner and beneficiary of life insurance policies which are structured to fund the Company's obligations under the terms of the plan.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock (based on the last reported sales price of the respective year) with the cumulative total return of the Nasdaq Stock Market Index (United States stocks, only) and the Nasdaq Bank Stocks Index for the five-year period ended December 31, 1998. The following information is based on an investment of $100 on January 1, 1994, in the Common Stock, the Nasdaq Stock Market Index and the Nasdaq Bank Stocks Index, with dividends reinvested.

                            TOTAL SHAREHOLDER RETURN

                      [TOTAL SHAREHOLDER RETURN LINE GRAPH]





                                                                                           December 31,
                                               January 1,     ----------------------------------------------------------------------
                                                 1994           1994            1995           1996           1997           1998
------------------------------------------------------------------------------------------------------------------------------------
Independent Bank Corporation                    $100.00         $123.02        $151.02        $209.09         $400.45        $319.33
Nasdaq Stock Market                              100.00           97.75         138.26         170.01          208.58         293.21
Nasdaq Bank Stocks                               100.00           99.64         148.38         195.91          328.02         324.90

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

    The Company's ability to create shareholder wealth is predicated on its ability to attract and retain qualified executives and senior managers. The Board of Directors, therefore, believes that the Company's compensation policies and practices must: 1) provide incentives and rewards for superior performance;
2) align the interests of its executive officers and senior managers with the interests of its shareholders, and; 3) provide executive officers and senior managers with the opportunity to accumulate wealth that is commensurate with increases in the value of the Common Stock.

COMPENSATION STRATEGY

    Consistent with these objectives and based on a compensation review by nationally recognized compensation consultants, the Board of Directors adopted a "pay-for-performance" compensation strategy in 1991. The strategy seeks to maintain an optimum balance among three principal components of total compensation, as follows:

    BASE SALARY-Excluding consideration of other relevant factors, which may include individual performance, experience, expertise and tenure, the Board intends to maintain the base salaries of executive officers and senior managers at approximately 95% of the level established by the Company's peers.

    Annually, the Personnel Committee (the "Committee") recommends a base salary for the President and Chief Executive Officer for consideration by the entire Board of Directors. The Committee's recommendation is based upon compensation levels established by the Company's peers and the Committee's evaluation of the relevant factors that are described above. The base salaries of the Presidents of each of the Banks are determined in a similar manner by the Company's President and Chief Executive Officer and the Bank's respective board of directors. The base salaries of other executive officers are established by the Company's President and Chief Executive Officer.

    ANNUAL CASH INCENTIVE-To provide performance incentives and to compensate for the below-peer base salary, the strategy provides for annual cash awards that are payable if the Company and the Banks meet or exceed annual performance objectives established by the Board of Directors. Assuming "target performance" is achieved under the Management Incentive Compensation Plan described below, the Board intends that aggregate annual cash compensation (the total of base salary and annual cash incentive) will equal approximately 105% of peer level.

    LONG-TERM INCENTIVES-To align the interests of its executive officers and senior managers with the Company's shareholders, the Board's compensation strategy provides for equity-based compensation plans, including the Employee Stock Ownership Plan, Incentive Share Grant Plan and Employee Stock Option Plan described below. Each of the Company's compensation plans has been adopted by the Board of Directors, and the Incentive Share Grant Plan and the Employee Stock Option Plan have been approved by the Company's shareholders. Such plans are, however, administered by the Committee.

COMPENSATION PLANS

    Pursuant to the MANAGEMENT INCENTIVE COMPENSATION PLAN, the Board of Directors establishes annual performance levels as follows: 1) threshold represents the performance level which must be achieved before any incentive awards are granted; 2) target performance is defined as the desired level of performance in view of all relevant factors, as discussed below, and; 3) maximum represents that which reflects outstanding performance.

    The principal factors considered by the Board in determination of these performance levels include peer performance and investment community expectations for return on equity and earnings per common share for the Company, as well as similar expectations for its competitors in the financial services industry. Corresponding performance levels are established for each of the Banks.

    In addition to the objective earnings goals for the Company and the Banks, cash payments pursuant to this plan may also be subject to certain pre-determined individual goals. Such individual goals may be objective or subjective in nature. The individual performance component is, however, limited to 20% of the total incentive formula for the Company's executive officers and the Bank Presidents.

    For the Chief Executive Officer, cash payments made pursuant to this plan may range from 20% to 50% of base salary. For other executive officers and the Bank Presidents, such cash payments may range from 15% to 35% of their base salary. For the year ended December 31, 1998, the Company attained record earnings and the Company's executive officers and the Bank Presidents were eligible for cash awards that ranged from 25% to 50% of their respective base salaries.

    The INCENTIVE SHARE GRANT PLAN provides that the Committee, in its sole discretion, may grant to the participants, shares of Common Stock in lieu of the cash incentives payable pursuant to the Management Incentive Compensation Plan. The market value of such incentive shares at the date of the grant must equal twice the amount of the cash incentive otherwise payable. For the year ended December 31, 1998, the Committee granted the executive officers 31,800 shares of Common Stock under the terms of this plan.

   Shares issued pursuant to the plan are subject to restrictions as to transferability and risks of forfeiture. Such restrictions and risks lapse in respect to 20% of the shares on the date of grant and 20% on each of the succeeding anniversaries of the grant. Participation in this plan is limited to the Company's executive officers and the Bank Presidents. Because the executives' interest in the stock vests over time, the plan provides incentives for these individuals to remain in the Company's employ and to manage the affairs of the Company in the best interests of the shareholders.

    The EMPLOYEE STOCK OPTION PLAN is intended to provide the Company's executive officers and senior managers with additional long-term incentives to manage the affairs of the Company in the best interests of its shareholders. On April 21, 1998, the Board of Directors granted options to purchase 82,020 shares of Common Stock to 30 executive officers and senior managers of the Company and the Banks. Each of the options provides the recipient the right to purchase 2,734 shares of Common Stock at $25.08 per share, the market price of the Common Stock as of the date of the grant. Such options are restricted as to transferability and expire 5 years after the date of grant. Since the plan was adopted in 1992, the Board of Directors has granted options to purchase 369,152 shares of Common Stock to 31 participants.

    The EMPLOYEE STOCK OWNERSHIP PLAN provides substantially all full-time employees with an equity interest in the Company. Contributions to the ESOP are determined annually and are subject to the approval of the Board of Directors. Contributions for the year ended December 31, 1998, were equal to 6% of the eligible wages for each of the approximately 479 participants in the ESOP.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Charles C. Van Loan has served as the Company's Chief Executive Officer since December 16, 1992. Prior to that time, Mr. Van Loan served as the President and Chief Operating Officer of the Company and as the President and Chief Executive Officer of Independent Bank.

    Consistent with the Company's existing policies and practices, the Committee reviewed compensation data from the Company's peers and evaluated Mr. Van Loan's contributions to the Company's success as well as his experience and expertise. On the basis of its evaluation, the Committee recommended for consideration by the full Board of Directors a base salary of $223,450. As a result of the Company's record earnings, relative to the goals established pursuant to the Management Incentive Compensation Plan, Mr. Van Loan's cash incentive for 1998 totaled $111,725, all of which was paid in the form of Common Stock pursuant to the Incentive Share Grant Plan.

    KEITH E. BAZAIRE           ROBERT J. LEPPINK              CHARLES A. PALMER
                TERRY L HASKE                     ARCH V. WRIGHT

                       SECURITIES OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of the Common Stock by the Company's Chief Executive Officer and the four highest paid executive officers of the Company or the Banks ("Named Executives") and by all directors and executive officers as a group as of February 19, 1999.


                                                      AMOUNT AND
                                                       NATURE OF
                                                      BENEFICIAL                 PERCENT OF
NAME                                                  OWNERSHIP (1)              OUTSTANDING
--------------------------------------------------------------------------------------------
Charles C. Van Loan                                     109,829  (2)               1.45%
Michael M. Magee                                         31,002                     .41
Jeffrey A. Bratsburg                                     80,352  (3)               1.06
Edward B. Swanson                                        52,110                     .69
Ronald L. Long                                           25,232                     .33

All executive officers and directors                    886,725  (4)              11.72
as a group (consisting of 14 persons)


(1) In addition to shares held directly or under joint ownership with their spouse, beneficial ownership includes shares that are issuable under options exercisable within 60 days, shares that are restricted and subject to forfeiture pursuant to the Incentive Share Grant Plan and shares that are allocated to their accounts as participants in the ESOP.

(2) Includes shares held by Mr. Van Loan's dependent children.

(3) Includes shares held by Mr. Bratsburg's wife with respect to which Mr. Bratsburg disclaims beneficial ownership.

(4) Includes shares held by the ESOT. Beneficial ownership is disclaimed as to 375,497 shares, including 352,019 shares which are held by the ESOT.

                           SUMMARY COMPENSATION TABLE

The following table sets forth compensation received by the Named Executives for each of the three years ended December 31, 1998.

                                                                                                 LONG-TERM
                                                                                            COMPENSATION AWARDS
                                                                                            -------------------             ALL
                                                                           ANNUAL       RESTRICTED       SECURITIES        OTHER
                                                                        COMPENSATION       STOCK         UNDERLYING       COMPEN-
NAME & PRINCIPAL POSITION                                   YEAR          SALARY(1)       AWARDS(2)      OPTIONS(#)       SATION(3)
------------------------------------------------------------------------------------------------------------------------------------
Charles C. Van Loan                                          1998          $223,450        $223,450         2,734          $16,307
    President and Chief                                      1997           205,000         205,000         2,734           14,715
    Executive Officer                                        1996           185,000         185,000         2,734           14,550

Michael M. Magee                                             1998          $150,000        $105,000         2,734          $13,449
    President and CEO                                        1997           140,000          98,000         2,734           12,277
    Independent Bank                                         1996           120,000          84,000         2,734           10,800

Jeffrey A. Bratsburg                                         1998          $135,000         $94,500         2,734          $11,477
    President and CEO                                        1997           135,000          94,500         2,734           11,527
    Independent Bank West Michigan                           1996           121,500          85,050         2,734           10,935

Edward B. Swanson                                            1998          $141,000         $98,700         2,734          $12,305
    President and CEO                                        1997           131,000          91,700         2,734           11,697
    Independent Bank South Michigan                          1996           120,000          84,000         2,734           10,800

Ronald L. Long                                               1998          $137,000         $68,500         2,734          $11,859
    President and CEO                                        1997           123,000          61,622         2,734           11,086
    Independent Bank East Michigan                           1996           104,000          52,834         2,734            9,360


(1) Includes elective deferrals by employees pursuant to Section 401(k) of the Internal Revenue Code.

(2) Amounts represent the aggregate value of restricted shares of Common Stock (based on the closing price of the stock on the date of grant) issued to the Named Executives for the designated year under the Company's Incentive Share Grant Plan. The 1998 award of restricted shares was based on the closing price of $20.625 per share on January 19, 1999. The Plan provides that the Personnel Committee may, at its sole discretion, grant shares of restricted stock in lieu of cash incentives payable under the Company's Management Incentive Compensation Plan. The aggregate fair market value of the shares granted to each participant must equal twice the value of the amount otherwise payable in cash. The shares are subject to restrictions on transfer and risks of forfeiture which lapse over a period of five years at an annual rate of 20% of the granted shares, subject to earlier termination of those restrictions and risks upon death, disability or a change in control of the Company. The Named Executives have no right to such restricted shares, except voting rights and the right to all dividends or other distributions paid to holders of the Common Stock. As of December 31, 1998, the Named Executives held shares of restricted stock in the following aggregate amounts and values (based on the closing price of the Common Stock on December 31, 1998, which equaled $20.25): Mr. Van Loan - 22,533 shares ($456,293); Mr. Magee - 10,404 shares ($210,681); Mr. Bratsburg - 10,052 shares ($203,553); Mr. Swanson - 10,113 shares ($204,788); and Mr. Long -
    6,639 shares ($134,440).

(3) Amounts represent Company contributions to the Employee Deferred Compensation Plan [401(k)] and Employee Stock Ownership Plan. Subject to certain age and service requirements, all employees of the Company and its subsidiaries are eligible to participate in these plans.

                              OPTION GRANTS IN 1998

    The following table provides information on options granted to the Named Executives during the year ended December 31, 1998.

                                                                 INDIVIDUAL GRANTS
                             -----------------------------------------------------------------------------------
                                    NUMBER OF              PERCENT OF TOTAL         EXERCISE OR                         GRANT DATE
                              SECURITIES UNDERLYING       OPTIONS GRANTED TO        BASE PRICE        EXPIRATION         PRESENT
                                 OPTIONS GRANTED(1)        EMPLOYEES IN 1998       (PER SHARE)(2)        DATE             VALUE(3)
------------------------------------------------------------------------------------------------------------------------------------
Charles C. Van Loan                    2,734                     3.33%                $25.08          April 21, 2003      $17,580
Michael M. Magee                       2,734                     3.33                  25.08          April 21, 2003       17,580
Jeffrey A. Bratsburg                   2,734                     3.33                  25.08          April 21, 2003       17,580
Edward B. Swanson                      2,734                     3.33                  25.08          April 21, 2003       17,580
Ronald L. Long                         2,734                     3.33                  25.08          April 21, 2003       17,580

(1) Indicates number of shares which may be purchased pursuant to options granted under the Company's Employee Stock Option Plan on April 21, 1998. Options may not be exercised in full or in part prior to the expiration of one year from the date of grant.

(2) The exercise price equals the prevailing market price of the Common Stock on the date of grant. The exercise price may be paid in cash, by the delivery of previously owned shares, through the withholding of shares otherwise issuable upon exercise or a combination thereof.

(3) The values reflect application of the Black-Scholes option pricing model. The assumptions employed were expected volatility of .23775, risk-free rate of return of 5.65%, dividend yield of 1.98% and time to exercise of five years.

                    AGGREGATED STOCK OPTION EXERCISES IN 1998
                           AND YEAR END OPTION VALUES

    The following table provides information on the number and value of options exercised in the past year, as well as the number and value of unexercised options held by the Named Executives at December 31, 1998. Options were first granted to employees in 1992, following the adoption of the Employee Stock Option Plan at the Company's 1992 Annual Meeting of Shareholders. Options covering 28,745 shares of Common Stock were exercised in 1998.


                                                                NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                  SHARES                              UNEXERCISED OPTIONS               IN-THE-MONEY OPTIONS(2)
                                 ACQUIRED           VALUE       -------------------------------      -----------------------------
NAME                            ON EXERCISE       REALIZED(1)   EXERCISABLE      UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------------------
Charles C. Van Loan                2,734           $45,969           10,936          2,734             $103,845          $ -0-
Michael M. Magee                     -0-               -0-            8,202          2,734               68,475            -0-
Jeffrey A. Bratsburg               2,734            46,837           10,936          2,734              103,845            -0-
Edward B. Swanson                  2,734            47,705           10,936          2,734              103,845            -0-
Ronald L. Long                     2,734            52,913            8,202          2,734               68,475            -0-

(1) The value realized upon the exercise of options is equal to the difference between the market value of the shares of Common Stock acquired at the time of exercise and the aggregate exercise price paid by the Named Executive to the Company.

(2) The value of unexercised options is based on the difference between the closing price of the Common Stock on December 31, 1998 ($20.25) and the exercise prices of the options.

                        MANAGEMENT CONTINUITY AGREEMENTS

   The Company has entered into individual Management Continuity Agreements with its executive officers and certain senior managers, including the Named Executives. The Company did not, however, execute an agreement with Mr. Bratsburg who will retire at the end of 1999. These agreements provide severance benefits if the individual's employment is terminated within 36 months after a change in control of the Company or within six months before a change in control if the Company terminates the individual's employment in contemplation of a change in control and to avoid the agreement. For the purposes of these agreements, a "change in control" is any occurrence reportable as such in a proxy statement under applicable rules of the Securities and Exchange Commission, and would include, without limitation, the acquisition of beneficial ownership of 20% of the Company's voting securities by any person, certain extraordinary changes in the composition of the board of directors, or the merger or consolidation of the Company in which it is not the surviving entity, or its sale or liquidation.

    Severance benefits are not payable if the Company terminates the employment for cause, if employment terminates due to the individual's death or disability, or if the individual resigns without "good reason." An individual may resign with "good reason" after a change in control and retain benefits if the Company reduces the individual's salary or bonus, assigns duties inconsistent with the individual's prior position, or makes other material, adverse changes in the terms or conditions of the individual's employment. The agreements are for self-renewing terms of one to three years unless the Company takes action to terminate further extensions. The agreements are automatically extended for a one- to three-year term from the date of a change in control. These agreements provide a severance benefit of a lump-sum payment equal to one- to three-years' salary and bonus and a continuation of benefits coverage for one to three years.

                        TRANSACTIONS INVOLVING MANAGEMENT

    Directors and officers of the Company and their associates were customers of, and had transactions with, subsidiaries of the Company in the ordinary course of business during 1998. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve an unusual risk of collectibility or present other unfavorable features. Such loans totaled $7,054,000 at December 31, 1998, equal to 10.12% of shareholders' equity.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's directors and executive officers, as well as any person holding more than 10% of its Common Stock, are required to report initial statements of ownership of the Company's securities and changes in such ownership to the Securities and Exchange Commission. Based upon written representations by each Director and Executive Officer, all of the required reports were timely filed by such persons during 1998, except that Mr. Bazaire failed to report the acquisition of the Company's trust preferred securities and Mr. Long failed to report the acquisition of Common Stock.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if desired and will be available to respond to appropriate questions. The Board of Directors has not yet selected independent accountants for 1999. It is expected that KPMG LLP will be selected to serve as the independent accountants for 1999.


                              SHAREHOLDER PROPOSALS

    Article VIII of the Company's Articles of Incorporation contains certain procedural requirements applicable for shareholder nominations of persons to be elected as directors of the Company. A copy of the Company's Articles of Incorporation has been filed with the Securities and Exchange Commission and can be obtained from its Public Reference Section or the Company. Any other shareholder proposal to be considered by the Company for inclusion in the 2000 Annual Meeting of Shareholders proxy material must be received by the Company not later than November 21, 1999.

                                     GENERAL

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegraph or in person. The Company has retained the services of Corporate Investor Communications, Inc. to deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners, as well as solicit proxies from these institutions. The cost of such services is expected to total approximately $4,000, plus reasonable out of pocket expenses.

    As of the date of this proxy statement, Management knows of no other matters to be brought before the meeting. However, if further business is presented by others, the proxy holders will act in accordance with their best judgment.


                                             By order of the Board of Directors,


                                             /s/ William R. Kohls
                                             ----------------------------------
                                             William R. Kohls
                                             Secretary



    Dated: March 17, 1999

                                    APPENDIX



    Independent Bank Corporation is a bank holding company with total assets of nearly $1.1 billion and a market capitalization of approximately $170 million. Its four subsidiary banks (the "Banks") principally serve rural and suburban communities located across Michigan's Lower Peninsula.

    The Banks emphasize service and convenience as the principal means of competing in the delivery of financial services. Accordingly, the Company's community banking philosophy vests discretion and authority in the Banks' management while providing financial incentives to align the interests of such managers with those of its shareholders.

    To support the Banks' service and sales efforts, while providing the internal controls that are consistent with its decentralized structure, the Company has consolidated the Banks' operations and provides administrative and operation services to the Banks.



CONTENTS

Management's Discussion and Analysis ............................ A-2

Independent Auditor's Report .................................... A-11

Consolidated Financial Statements ............................... A-12

Notes to Consolidated Financial Statements....................... A-16

Quarterly Data .................................................. A-31

Selected Consolidated Financial Data ............................ A-32

Shareholder Information ......................................... A-33

Executive Officers and Directors ................................ A-33

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Management's discussion and analysis of financial condition and results of operations contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in such forward-looking statements.

    The following section presents additional information to assess the financial condition and results of operations of the Company and the Banks. This section should be read in conjunction with the consolidated financial statements and the supplemental financial data contained elsewhere in this appendix.


                              RESULTS OF OPERATION

    SUMMARY OF RESULTS. Net income increased by 14.5% to $10,221,000 in 1998. A year earlier, net income increased by 13.7% to $8,924,000 from $7,852,000 in 1996. The double-digit increases in earnings are principally the result of increases in net interest income and non-interest income. These increases in the Company's revenue were, however, partially offset by increases in non-interest expense, the provision for loan losses and federal income tax expense.



KEY PERFORMANCE RATIOS                                                             YEAR ENDED DECEMBER 31,
                                                                          1998              1997             1996
-------------------------------------------------------------------------------------------------------------------
Net income to

   Average equity.......................................................  15.60%           16.01%            15.74%

   Average assets.......................................................   1.00              .95              1.11

Income per share

   Basic................................................................  $1.39            $1.24             $1.11

   Diluted..............................................................   1.38             1.22              1.10


    The Company's stable return on average equity, relative to the decline in its return on average assets since 1996, principally reflects implementation of the Bank's balance sheet management strategies as well as Management's efforts to maintain an efficient capital structure. (See "Asset/liability management" and "Capital resources.") The decline in the Company's return on assets in 1997 largely reflects the 1996 Acquisitions and related financing activity. (See "Acquisitions.")

    TAX EQUIVALENT NET INTEREST INCOME. Double-digit increases in the Company's tax equivalent net interest income principally reflect increases in average earning assets. Tax equivalent net interest income increased by 15% to $50,784,000 in 1998 and by 23% to $44,047,000 in 1997 from $35,779,000 in 1996.
Average earning assets increased by 9% to $947,387,000 in 1998 and by 31% to $869,496,000 in 1997 from $664,718,000 in 1996. The Banks' balance sheet management strategies account for the majority of the $77,891,000 increase in average earning assets during 1998. Approximately 80% of the $204,778,000 increase in average earning assets one year earlier was a result of the 1996 Acquisitions.

    Tax equivalent net interest income was equal to 5.36% of average earning assets during 1998 compared to 5.07% and 5.38% in 1997 and 1996, respectively. The increase from 1997 was principally the result of an increase in loan origination fees. (See "Non-interest income.") Net loan origination fees totaled $6,312,000 in 1998 compared to $4,001,000 and $3,331,000 in 1997 and 1996, respectively. Excluding the impact of such loan fees during 1998, tax equivalent net interest income as a percent of average earning assets would have been largely unchanged from 1997. Management attributes the majority of the 1997 decline in tax equivalent net interest income as a percent of average earning assets to the 1996 Acquisitions and the cost of the related non-equity financing. (See "Capital resources.")



                                          1998                                 1997                               1996
                                 ------------------------------------------------------------------------------------------------
AVERAGE BALANCES AND TAX         AVERAGE                             AVERAGE                           AVERAGE
EQUIVALENT RATES                 BALANCE      INTEREST    RATE       BALANCE    INTEREST   RATE        BALANCE    INTEREST   RATE
---------------------------------------------------------------------------------------------------------------------------------
                                                                       (dollars in thousands)
ASSETS
   Loans--all domestic(1,2)     $  804,217    $ 76,792    9.55%     $ 689,166   $ 65,478   9.50%      $ 510,434  $  49,478   9.69%
   Taxable securities               75,309       5,136    6.82        115,046      7,922   6.89         100,945      6,710   6.65
   Tax-exempt securities(2)         55,056       4,665    8.47         52,139      4,423   8.48          39,393      3,433   8.72
   Other investments                12,805       1,031    8.05         13,145        999   7.60          13,946        971   6.96
                               -----------    --------              ---------   --------              ---------  ---------
     Interest earning assets       947,387      87,624    9.25        869,496     78,822   9.07         664,718     60,592   9.12
                                              --------                          --------                         ---------
   Cash and due from banks          27,995                             26,251                            21,573
   Other assets, net                44,177                             41,395                            21,038
                               -----------                          ---------                         ---------
       Total assets            $ 1,019,559                          $ 937,142                         $ 707,329
                               ===========                          =========                         =========

LIABILITIES
   Savings and NOW             $   354,690       8,743    2.46      $ 331,959      8,480   2.55       $ 250,977      6,116   2.44
   Time deposits                   303,183      16,354    5.39        263,046     14,134   5.37         187,117     10,022   5.36
   Long-term debt                    6,749         457    6.77          8,245        602   7.30           4,875        335   6.87
   Other borrowings                182,209      11,286    6.19        187,519     11,559   6.16         144,703      8,340   5.76
                               -----------    --------              ---------   --------              ---------  ---------
     Interest bearing
       liabilities                 846,831      36,840    4.35        790,769     34,775   4.40         587,672     24,813   4.22
                                              --------                          --------                         ---------
   Demand deposits                  95,167                             81,191                            61,161
   Other liabilities                12,058                              9,444                             8,597
   Shareholders' equity             65,503                             55,738                            49,899
                               -----------                          ---------                         ---------
       Total liabilities and
         shareholders' equity  $ 1,019,559                          $ 937,142                         $ 707,329
                               ===========                          =========                         =========

       Net interest income                    $ 50,784                          $ 44,047                         $  35,779
                                              ========                          ========                         =========

       Net interest income
         as a percent of
         earning assets                                   5.36%                            5.07%                             5.38%
                                                          ====                             ====                              ====


(1) Interest on loans includes net origination fees totaling $6,312,000, $4,001,000 and $3,331,000 in 1998, 1997 and 1996, respectively.
(2) Interest on tax-exempt securities has been adjusted to reflect preferential taxation. The adjustment assumes a marginal tax rate of 35% in 1998 and 1997 and 34% in 1996. For purposes of analysis, tax-exempt loans are included in tax-exempt securities.



CHANGE IN TAX EQUIVALENT                              1998 COMPARED TO 1997                     1997 COMPARED TO 1996
NET INTEREST INCOME                            VOLUME          RATE           NET        VOLUME          RATE          NET
-----------------------------------------------------------------------------------------------------------------------------
                                                                                 (in thousands)
Increase (decrease) in interest income(1)
   Loans--all domestic ...................     $ 10,984      $    330      $ 11,314      $ 17,000       $(1,000)    $  16,000
   Taxable securities ....................       (2,711)          (75)       (2,786)          964           248         1,212
   Tax-exempt securities(2) ..............          247            (5)          242         1,083           (93)          990
   Other investments .....................          (26)           58            32           (58)           86            28
                                               ------------------------------------------------------------------------------
     Total interest income ...............        8,494           308         8,802        18,989          (759)       18,230
                                               ------------------------------------------------------------------------------
Increase (decrease) in interest expense(1)
   Savings and NOW .......................          567          (304)          263         2,056           308         2,364
   Time deposits .........................        2,165            55         2,220         4,080            32         4,112
   Long-term debt ........................         (104)          (41)         (145)          245            22           267
   Other borrowings ......................         (329)           56          (273)        2,607           612         3,219
                                               ------------------------------------------------------------------------------
     Total interest expense ..............        2,299          (234)        2,065         8,988           974         9,962
                                               ------------------------------------------------------------------------------
       Net interest income ...............     $  6,195      $    542      $  6,737      $ 10,001      $ (1,733)     $  8,268
                                               ==============================================================================

(1) The change in interest due to changes in both balance and rate has been allocated to change due to balance and change due to rate in proportion to the relationship of the absolute dollar amounts of change in each.

(2) Interest on tax-exempt securities has been adjusted to reflect preferential taxation. The adjustment assumes a marginal tax rate of 35% in 1998 and 1997 and 34% in 1996.

     The marginal cost of funds employed by the Banks to implement the balance sheet management strategies have an adverse impact on tax equivalent net interest income as a percent of average earning assets. (See "Deposits and borrowings.") Increases in loans as a percent of average earning assets have, however, partially offset the impact of the marginal funding costs. Loans comprised 85% of earning assets during 1998 compared to 79% and 77% during 1997 and 1996.




COMPOSITION OF AVERAGE EARNING ASSETS                                 YEAR ENDED DECEMBER 31,
AND INTEREST PAYING LIABILITIES                                    1998         1997        1996
------------------------------------------------------------------------------------------------
As a percent of average earning assets
   Loans--all domestic ........................................    84.89%      79.26%      76.79%
   Other earning assets .......................................    15.11       20.74       23.21
                                                                  ------      ------      ------
       Average earning assets .................................   100.00%     100.00%     100.00%
                                                                  ======      ======      ======
   Savings and NOW ............................................    37.44%      38.18%      37.76%
   Time deposits ..............................................    28.33       29.78       28.15
   Brokered CDs ...............................................     3.67        0.47
   Other borrowings and long-term debt ........................    19.95       22.51       22.50
                                                                  ------      ------      ------
       Average interest bearing liabilities ...................    89.39%      90.94%      88.41%
                                                                  ======      ======      ======
Earning asset ratio ...........................................    92.92%      92.78%      93.98%
Free-funds ratio ..............................................    10.61        9.06       11.59


    PROVISION FOR LOAN LOSSES. Management's assessment of the allowance for loan losses is based on the aggregate amount and composition of total loans, excluding loans held for sale ("Portfolio Loans"), as well as an evaluation of specific commercial and agricultural loans, historical loss experience and the level of non-performing and impaired loans.

    The provision for loan losses totaled $3,043,000 in 1998 compared to $1,750,000 and $1,233,000 in 1997 and 1996, respectively. Increases in the provision for loan losses principally reflect increases in Portfolio Loans. (See "Portfolio Loans.")

    NON-INTEREST INCOME. Non-interest income totaled $13,845,000 in 1998 compared to $8,515,000 and $5,552,000 in 1997 and 1996, respectively. An increase in net gains on the sale of real estate mortgage loans accounts for 48% of the $5,330,000 increase in non-interest income during 1998. Revenues associated with deposit account promotions, the Banks' title insurance agency and First Home Financial, Inc. also contributed to the increase in non-interest income during 1998. (See "Acquisitions.")

    A year earlier, approximately 32% and 28% of the increase in non-interest income related to the 1996 Acquisitions and net gains on asset sales, respectively. Revenues associated with deposit account promotions and the Banks' title insurance agency also contributed to the increase in non-interest income during 1997.



NON-INTEREST INCOME                                                      YEAR ENDED DECEMBER 31,
                                                               1998              1997              1996
-------------------------------------------------------------------------------------------------------
Service charges on deposit accounts ...................     $ 3,959,000     $ 3,128,000     $ 2,267,000
Net gains (losses) on asset sales
   Real estate mortgage loans .........................       4,815,000       2,270,000       1,871,000
   Securities .........................................         267,000         273,000        (162,000)
First Home Financial ..................................       1,304,000
Title insurance fees ..................................         872,000         585,000          40,000
Real estate mortgage loan servicing ...................         515,000         532,000         412,000
PrimeVest commissions .................................         288,000          72,000         103,000
Other .................................................       1,825,000       1,655,000       1,021,000
                                                            -----------     -----------     -----------
       Total non-interest income ......................     $13,845,000     $ 8,515,000     $ 5,552,000
                                                            ===========     ===========     ===========


    The Banks realized net gains totaling $4,815,000 on the sale of real estate mortgage loans during 1998 compared to $2,270,000 and $1,871,000 in 1997 and 1996, respectively. The $2,545,000 increase in such net gains during 1998 reflect the $183,100,000 increase in real estate mortgage loans sold. The decline in net gains as a percent of loans sold during that year is attributed to a decrease in the proportion of loans sold that have been underwritten pursuant to government guarantees. A year earlier, Management attributed the increase in net gains as a percent of loans sold to an increase in the capitalization of the related mortgage servicing rights as well as an increase in government guaranteed loans.



NET GAINS ON THE SALE OF REAL ESTATE                                                           YEAR ENDED DECEMBER 31,
MORTGAGE LOANS                                                                       1998               1997             1996
---------------------------------------------------------------------------------------------------------------------------------
 Real estate mortgage loans originated ...................................      $506,500,000      $272,200,000     $ 227,600,000
 Real estate mortgage loans sold .........................................       297,600,000       114,500,000       108,700,000
 Real estate mortgage loan servicing rights sold .........................        56,200,000        24,200,000        37,900,000
 Net gains on the sale of real estate mortgage loans .....................         4,815,000         2,270,000         1,871,000
 Net gains as a percent of real estate mortgage loans sold ...............              1.62%             1.98%             1.72%

    The volume of loans sold is dependent upon the Banks' ability to originate real estate mortgage loans. Approximately 62% of the $506,500,000 real estate mortgage loans originated during 1998 was the result of refinancing activity and, accordingly, the volume of loans sold may be dependent upon the absolute level of interest rates. Management estimates that refinancing activity accounted for 41% of the $272,200,000 of loans originated during 1997.

    The volume of loans sold is also a function of the relative demand for fixed-rate obligations and other loans that the Banks cannot profitably fund within established interest-rate risk parameters. (See "Asset/liability management.") Net gains on real estate mortgage loans are also contingent upon economic and competitive factors as well as the Banks' ability to effectively manage exposure to changes in interest rates.

    The Banks realized net gains on the sale of securities available for sale totaling $267,000 during 1998 compared to net gains of $273,000 in 1997 and net losses of $162,000 in 1996. Future gains and losses will be dependent upon the Banks' asset/liability needs as well as the slope of the yield curve, the level of interest rates and other pertinent factors. (See "Asset/liability management.")

    NON-INTEREST EXPENSE. Non-interest expense totaled $45,688,000 in 1998 compared to $36,845,000 and $27,861,000 in 1997 and 1996, respectively. Salaries and benefits, the largest component of non-interest expense, totaled $25,974,000 in 1998 compared to $20,280,000 in 1997 and $15,685,000 in 1996.


NON-INTEREST EXPENSE                                                                      YEAR ENDED DECEMBER 31,
                                                                                   1998               1997         1996
---------------------------------------------------------------------------------------------------------------------------
Salaries ...............................................................        $16,699,000     $13,409,000     $10,280,000
Performance-based compensation and benefits ............................          5,507,000       3,877,000       3,106,000
Other benefits .........................................................          3,768,000       2,994,000       2,299,000
                                                                                -----------     -----------      ----------
   Salaries and benefits ...............................................         25,974,000      20,280,000      15,685,000
Occupancy, net .........................................................          3,093,000       2,786,000       2,042,000
Furniture and fixtures .................................................          2,649,000       2,245,000       1,864,000
Computer processing ....................................................          1,853,000       1,340,000       1,063,000
Amortization of intangible assets ......................................          1,692,000       1,523,000         583,000
Communications .........................................................          1,634,000       1,280,000       1,007,000
Advertising ............................................................          1,577,000       1,329,000         827,000
Supplies ...............................................................          1,300,000       1,019,000         804,000
Loan and collection ....................................................          1,244,000         939,000         663,000
Other ..................................................................          4,672,000       4,104,000       3,323,000
                                                                                -----------     -----------     -----------
       Total non-interest expense ......................................        $45,688,000     $36,845,000     $27,861,000
                                                                                ===========     ===========     ===========


    The Company and each of the Banks maintain compensation plans that provide incentives for superior performance. In addition to commissions and cash incentive awards, performance-based compensation plans include the Employee Stock Ownership Plan, the Employee Stock Option Plan and the Incentive Share Grant Plan. Management believes that these equity-based plans help align the interests of the Company's employees with those of its shareholders. Increases in performance-based compensation account for approximately 29% and 17% of the increases in salaries and benefits during 1998 and 1997, respectively.

    Management attributes approximately 27% of the $8,843,000 increase in non-interest expense during 1998 to commissions and other costs associated with the increased volumes of real estate mortgage lending. The operation of the Banks' title insurance agency and First Home Financial, Inc. accounts for approximately 15% of the increase in non-interest expense during 1998.

    A year earlier, Management estimated that the 1996 Acquisitions accounted for approximately 55% of the $4,595,000 increase in salaries and benefits and approximately 60% of the $8,984,000 increase in total non-interest expense during 1997.

                               FINANCIAL CONDITION

    SUMMARY. Assets totaled $1,085.3 million at December 31, 1998. The $101.5 million increase from $983.8 million at December 31, 1997, reflects increases in Portfolio Loans and loans held for sale. (See "Non-interest income.") The increase in total assets was principally funded by increases in deposits and shareholders' equity.

    Portfolio Loans totaled $822.6 million at December 31, 1998. Increases in residential first mortgages as well as construction and land development loans account for the majority of the increase in Portfolio Loans. The increase in construction and land development loans may be partially attributed to customer dislocation associated with the consolidation of competing banks with larger regional banking holding companies.

    Deposits totaled $830.5 million and $700.5 million at December 31, 1998 and 1997, respectively. The increase in deposits principally reflects an increase in brokered certificates of deposit ("Brokered CDs") as well as the purchase of two offices from Great Lakes National Bank during 1998. (See "Deposits and borrowings" and "Acquisitions.")

    SECURITIES. The Banks maintain diversified securities portfolios that include obligations of the U.S. Treasury and government- sponsored agencies as well as securities issued by states and political subdivisions, corporate notes and mortgage-backed securities. Management continually evaluates the Banks' asset/liability management needs and attempts to maintain a portfolio structure that provides sufficient liquidity and cash flow. (See "Asset/liability management.")



SECURITIES                                                       AMORTIZED                  UNREALIZED                    FAIR
                                                                   COST               GAINS             LOSSES            VALUE
------------------------------------------------------------------------------------------------------------------------------------
Securities available for sale
   December 31, 1998 ....................................      $  96,614,000      $ 2,948,000         $  47,000      $  99,515,000
   December 31, 1997 ....................................        108,231,000        2,775,000           237,000        110,769,000

Securities held to maturity
   December 31, 1998 ....................................      $  18,349,000      $   688,000         $   8,000      $  19,029,000
   December 31, 1997 ....................................         22,525,000          838,000             9,000         23,354,000


    The sale of securities available for sale is dependent upon Management's assessment of reinvestment opportunities and the Banks' asset/liability management needs. As a result of ongoing evaluations, the Banks sold securities with an aggregate market value of approximately $11.3 million during 1998, compared to $59.7 million during 1997. The Banks realized net gains on the sale of such securities totaling $267,000 and $273,000 during 1998 and 1997, respectively. A portion of the proceeds from the sale or maturity of securities has been utilized to fund increases in Portfolio Loans.

    PORTFOLIO LOANS. Management believes that the Company's decentralized structure provides important advantages in serving the credit needs of the Banks' principal lending markets. In addition to the communities served by the Banks' branch networks, principal lending markets include nearby communities and metropolitan areas. Subject to established underwriting criteria, the Banks also participate in commercial lending transactions with certain non-affiliated banks and purchase residential real estate mortgage loans from third-party originators.


LOAN PORTFOLIO COMPOSITION                                                           DECEMBER 31,
                                                                               1998               1997
--------------------------------------------------------------------------------------------------------
Real estate
   Residential first mortgages ......................................      $376,736,000     $328,968,000
   Residential home equity and other junior mortgages ...............        63,711,000       55,987,000
   Construction and land development ................................        92,639,000       62,721,000
   Other ............................................................       128,314,000      134,058,000
Consumer ............................................................        88,337,000       91,723,000
Commercial ..........................................................        51,274,000       48,576,000
Agricultural ........................................................        21,593,000       22,145,000
                                                                           ------------     ------------
       Total loans ..................................................      $822,604,000     $744,178,000
                                                                           ============     ============


    Although each of the Banks has adopted uniform underwriting standards, Management and the Board of Directors of each Bank retain authority and responsibility for credit decisions. The Company's loan committee and the centralization of commercial loan credit services as well as loan review functions promote compliance with such established underwriting standards. Further, the centralization of retail loan services provides for consistent service quality and facilitates compliance with consumer protection laws and regulations.



NON-PERFORMING ASSETS                                                              DECEMBER 31,
                                                                   1998               1997               1996
--------------------------------------------------------------------------------------------------------------
Non-accrual loans ...............................................  $4,106,000      $3,298,000      $1,711,000
Loans 90 days or more past due and still accruing interest ......   2,240,000       1,904,000       1,994,000
Restructured loans ..............................................     295,000         184,000         197,000
                                                                   ----------      ----------      ----------
   Total non-performing loans ...................................   6,641,000       5,386,000       3,902,000
Other real estate ...............................................     936,000         331,000         730,000
                                                                   ----------      ----------      ----------
       Total non-performing assets ..............................  $7,577,000      $5,717,000      $4,632,000
                                                                   ==========      ==========      ==========

As a percent of Portfolio Loans
   Non-performing loans .........................................         .81%            .72%            .64%
   Non-performing assets ........................................         .92             .77             .76
   Allowance for loan losses ....................................        1.18            1.03            1.14
Allowance for loan losses as a percent of non-performing loans ..         146             142             178

     Non-performing loans totaled $6,641,000 at December 31, 1998, compared to $5,386,000 and $3,902,000 at December 31, 1997 and 1996, respectively.
Residential real estate mortgage loans account for the increase in non-performing loans and Management does not believe that the increase in non-performing loans reflects a significant increase in the credit risk associated with the Portfolio Loans.



ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES                               DECEMBER 31,
                                                          1998               1997            1996
---------------------------------------------------------------------------------------------------
Commercial and agricultural .......................     $3,146,000      $2,200,000      $2,176,000
Real estate mortgage ..............................        312,000         322,000         257,000
Installment .......................................        875,000         892,000         834,000
Unallocated .......................................      5,381,000       4,256,000       3,693,000
                                                        ------------------------------------------
       Total ......................................     $9,714,000      $7,670,000      $6,960,000
                                                        ==========================================

Allocated allowance as a percent of total allowance           44.6%           44.5%           46.9%


    The allowance for loan losses in maintained at a level that Management considers appropriate based upon its assessment of relevant circumstances. (See "Provision for loan losses.") In performing its assessment, Management allocates portions of the allowance to specific loans and loan portfolios. At December 31, 1998, the unallocated portion of the allowance for loan losses was equal to 55.4% of the total allowance compared to 55.5% and 53.1% at December 31, 1997 and 1996, respectively.



ALLOWANCE FOR LOAN LOSSES                                                         YEAR ENDED DECEMBER 31,
                                                                         1998               1997            1996
----------------------------------------------------------------------------------------------------------------------
Balance at beginning of period ...................................     $ 7,670,000       $ 6,960,000       $ 5,243,000
   Allowance on loans acquired ...................................                                           1,180,000
   Provision charged to operating expense ........................       3,043,000         1,750,000         1,233,000
   Recoveries credited to allowance ..............................         641,000           585,000           440,000
   Loans charged against allowance ...............................      (1,640,000)       (1,625,000)       (1,136,000)
                                                                       -----------------------------------------------
Balance at end of period .........................................     $ 9,714,000       $ 7,670,000       $ 6,960,000
                                                                       ===============================================

Net loans charged against the allowance to average Portfolio Loans             .12%              .15%              .14%


    Loans charged against the allowance for loan losses, net of recoveries, totaled $999,000 during 1998, compared to $1,040,000 and $696,000 during 1997 and 1996, respectively. Net loan losses were equal to .12% of average loans during 1998 compared to .15% and .14% during 1997 and 1996, respectively.

    DEPOSITS AND BORROWINGS. The Banks' competitive position within many of the markets served by the branch networks limits the ability to materially increase deposits without adversely impacting the weighted-average cost of core deposits. Accordingly, Management employs pricing tactics that are intended to enhance the value of core deposits and the Banks' have implemented funding strategies that incorporate other borrowings and Brokered CDs to fund increases in the Portfolio Loans. The use of such alternate sources of funds complements the Banks' stable base of core deposits and is an integral part of the Banks' asset/liability management efforts.



ALTERNATE SOURCES OF FUNDS                                                              DECEMBER 31,
                                                                    1998                                       1997
                                                   ------------------------------------------------------------------------------
                                                                   AVERAGE                                    AVERAGE
                                                   AMOUNT         MATURITY       RATE          AMOUNT        MATURITY       RATE
---------------------------------------------------------------------------------------------------------------------------------
Brokered CDs ...............................     $54,885,000      4.4 years     5.64%        $14,375,000      .1 years     5.91%
Fixed-rate FHLB advances (1) ...............      50,569,000      3.5           5.75          94,954,000     1.3           5.93
Variable-rate FHLB advances ................      68,500,000       .5           5.21          51,000,000     1.0           5.75


(1) Advances totaling $18 million have provisions that allow the FHLB to convert fixed-rate advances to adjustable rates prior to stated maturity.

    Other borrowed funds, principally advances from the Federal Home Loan Bank (the "FHLB"), totaled $131.0 million and $167.2 million at December 31, 1998 and 1997, respectively. On those respective dates, federal funds purchased totaled $22.7 million and $28.0 million. The decline in these funding sources reflects an effort to diversify the Banks' funding sources and the increased reliance on Broker CDs.




INTEREST-RATE DERIVATIVE FINANCIAL INSTRUMENTS                                           DECEMBER 31, 1998
                                                                                                                SWAPS
                                                                                                      ------------------------------
                                                                     CAPS             COLLARS         PAY FIXED      PAY VARIABLE
------------------------------------------------------------------------------------------------------------------------------------
Notional amount .........................................        $ 26,000,000     $ 28,000,000      $ 54,500,000     $  25,000,000
Weighted-average maturity ...............................           1.2 years        1.7 years         2.7 years         9.0 years
Cap strike ..............................................                6.69%            6.42%
Floor strike ............................................                                 5.71
Rate paying .............................................                                                   5.28%             5.10%
Rate receiving ..........................................                                                   5.27              5.89
Premium paid ............................................        $    246,000
Annual cost .............................................                 .26%
Amortized cost ..........................................        $     70,000
Fair value ..............................................              10,000     $   (137,000)     $   (401,000)       $ (118,000)


    Derivative financial instruments are employed to reduce the cost of alternate funding sources while managing the Banks' exposure to changes in interest rates. Pay fixed interest-rate swaps effectively fix the cost of variable-rate debt at 5.28% while pay variable interest-rate swaps effectively convert fixed-rate Brokered CD's to variable rates. Interest-rate caps establish a maximum cost of 6.69% on the associated short-term and variable-rate borrowings, while allowing borrowing costs to decline if market rates decrease. Interest-rate collars establish minimum and maximum costs of 5.71% and 6.42%, respectively, on the associated short-term or variable-rate debt.

    LIQUIDITY AND CAPITAL RESOURCES. An efficient capital structure is a critical element to Management's mission to create value for the Company's shareholders. To maintain financial leverage and profitably deploy capital within existing markets, the Banks have implemented balance sheet management strategies that combine effective loan origination efforts with disciplined funding strategies. (See "Asset/liability management.") The Company's cost of capital is also an important factor in creating shareholder value. Accordingly, the Company's capital structure includes unsecured debt and trust preferred securities, which are presented within the consolidated balance sheets as guaranteed preferred beneficial interests in Company's subordinated debentures.



CAPITALIZATION                                                                           DECEMBER 31,
                                                                                    1998              1997
-------------------------------------------------------------------------------------------------------------
Unsecured debt..........................................................        $ 10,000,000     $  12,000,000
Trust preferred securities .............................................          17,250,000        17,250,000
Shareholders' Equity
   Preferred stock, no par value .......................................
   Common stock, par value $1.00 .......................................           7,383,000         4,587,000
   Capital surplus .....................................................          37,658,000        30,011,000
   Retained earnings ...................................................          22,749,000        23,243,000
   Accumulated other comprehensive income ..............................           1,915,000         1,675,000
                                                                                ------------------------------
       Total shareholders' equity ......................................          69,705,000        59,516,000
                                                                                ------------------------------
       Total capitalization ............................................        $ 96,955,000     $  88,766,000
                                                                                ==============================



    Shareholders' equity totaled $69.7 million at December 31, 1998. In addition to the retention of earnings, the $10.2 million increase from $59.5 million a year earlier reflects the issuance of common stock in conjunction with the purchase of First Home Financial, Inc. as well as various equity-based incentive compensation plans. (See "Acquisitions.")


CAPITAL RATIOS                                                                     DECEMBER 31,
                                                                                 1998       1997
------------------------------------------------------------------------------------------------
Equity capital ...........................................................       6.42%       6.05%
Average shareholders' equity to average assets ...........................       6.42        5.95
Tier 1 leverage (tangible equity capital) ................................       6.23        6.02
Tier 1 risk-based capital ................................................       8.72        8.76
Total risk-based capital .................................................       9.97        9.91


    ASSET/LIABILITY MANAGEMENT. Interest-rate risk is created by differences in the cash flow characteristics of financial assets and liabilities. Options embedded in certain financial instruments, including caps on adjustable-rate loans as well as borrowers' rights to prepay fixed-rate loans also create interest-rate risk.

    The asset/liability management efforts of the Company and the Banks identify and evaluate opportunities to structure the balance sheet in a manner that is consistent with Management's mission to maintain profitable financial leverage within established risk parameters. Management's evaluation of various opportunities and alternate balance sheet strategies carefully consider the likely impact on the Banks' risk profile as well as the anticipated contribution to earnings. The marginal cost of alternative funds is a principal consideration in the implementation of the Banks' balance sheet management strategies, but such evaluations further consider interest-rate and liquidity risk as well as other relevant factors.

     Simulation analyses are employed to monitor the Banks' interest-rate risk profiles and assess potential changes in net interest income and the net present value of portfolio equity that may result from changes in interest rates. The purpose of the simulations is to identify sources of interest-rate risk inherent in the Banks' balance sheets. The simulations do not anticipate any actions that Management might initiate in response to changes in interest rates and, accordingly, the simulations do not provide a reliable forecast of anticipated results.

     The simulations are predicated on immediate, permanent and parallel shifts in interest rates and generally assume that current pricing relationships remain constant. The simulations further incorporate assumptions relating to changes in the prepayment rates of certain assets and liabilities. Factors that could cause actual results to vary materially from simulation estimates include non-parallel changes in interest rates, changes in current pricing relationships and deviations in estimated prepayment speeds.

     Each of the Banks has established parameters for interest-rate risk exposure. Management continually monitors the Banks' interest-rate risk profile and reports quarterly to the respective Bank's board of directors. The Banks were in compliance with the interest-rate risk parameters throughout 1998.

     Simulation analyses of changes in the net present value of the Company's assets and liabilities under parallel shifts in interest rates are calculated by discounting estimated future cash flows using a discount rate approximating current market rates. Cash flow estimates incorporate prepayment speeds and other embedded options. Simulation analyses of changes in net interest income under parallel shifts in interest rates cover the next 12 months, are based on a static balance sheet, and do not consider loan fees.

CHANGES IN MARKET VALUE OF PORTFOLIO EQUITY AND NET INTEREST INCOME



                                                                     MARKET VALUE OF       PERCENT       NET INTEREST      PERCENT
CHANGE IN INTEREST RATES                                            PORTFOLIO EQUITY       CHANGE           INCOME         CHANGE
-----------------------------------------------------------------------------------------------------------------------------------
400 basis point rise .........................................       $   83,200,000       (20.84)%       $  43,000,000      (6.32)%
300 basis point rise .........................................           89,300,000       (15.03)           44,400,000      (3.27)
200 basis point rise .........................................           96,200,000        (8.47)           45,500,000       (.87)
100 basis point rise .........................................          102,100,000        (2.85)           45,900,000
Base rate scenario ...........................................          105,100,000                         45,900,000
100 basis point decline ......................................          104,300,000         (.76)           45,600,000       (.65)
200 basis point decline ......................................          101,700,000        (3.24)           45,800,000       (.22)
300 basis point decline ......................................          100,700,000        (4.19)           46,000,000        .22
400 basis point decline ......................................          101,500,000        (3.43)           46,300,000        .87


    Management has determined that the retention of 15- and 30-year fixed-rate mortgages is generally inconsistent with its goal to maintain profitable leverage or the Banks' interest-rate risk profiles. Accordingly, the majority of such loans are sold to mitigate exposure to changing interest rates. Generally, adjustable-rate and balloon real estate mortgage loans may be profitably funded within established risk parameters and retention of such loans has been a principal focus of the Banks' balance sheet management strategies. (See "Non-interest income.")

                                  ACQUISITIONS

    On April 17, 1998, the Company purchased the outstanding capital stock of First Home Financial, Inc. ("FHF"), an originator of manufactured home loans. Aggregate consideration consisted of 72,000 shares of common stock with an aggregate value of $1.8 million. Goodwill totaled approximately $2.0 million and is being amortized over 15 years. FHF operates as a subsidiary of one the Banks and the majority of the loans originated by FHF are being sold to non-affiliated banks and finance companies.

     On June 12, 1998, one of the Banks purchased two branches from Great Lakes National Bank (the "GLNB Offices"). On that date, the GLNB Offices had deposits totaling $18.3 million and the Bank recorded an intangible asset of $1.3 million. The Bank also purchased certain real and personal property. Net cash proceeds from the transaction totaled $16.2 million.

     During 1996, the Company acquired North Bank Corporation ("NBC") and one of the Banks purchased eight branch offices of First of America Bank -- Michigan, N.A. ("FoA Offices"). These transactions (the "1996 Acquisitions") were financed with an unsecured credit facility and the issuance of non-convertible, cumulative trust preferred securities. (See "Capital resources.")

     NBC was acquired for cash consideration totaling $15.8 million. On the effective date of the transaction, NBC's assets and shareholders' equity totaled $152.0 million and $9.5 million, respectively, and the Company recorded $7.5 million of goodwill. The FoA Offices had deposits totaling $121.9 million, and the acquiring Bank recorded intangible assets of $8.8 million. The Bank purchased loans totaling $22.1 million and other real and personal property in conjunction with the transaction. Net cash proceeds totaled $90.5 million.

                                    YEAR 2000

    The Year 2000 issue refers to computer-based operating systems that were originally designed to recognize calendar years by their last two digits ("Year 2000"). If not corrected, many computer applications may fail or produce erroneous data relating to 2000 and beyond.

    The Company began preparing its computer-based operating systems for 2000 during 1997 and formed a committee to address such issues. The Year 2000 committee has implemented a Year 2000 plan (the "Plan") and reports its progress to the board of directors quarterly. The Plan contains requirements for assessing the impact of the Year 2000 on critical computer-based operating systems and for modifying, replacing and testing such systems so that they will function properly with respect to dates in 2000 and thereafter. Additionally, the Banks have initiated discussion with certain commercial loan customers to determine the extent to which their computer-based operating systems are Year 2000 compliant. Further, the Banks have developed contingency funding strategies to mitigate unforseen liquidity issues.

    A significant portion of the Company's Year 2000 issue relates to its core data processing applications which are provided by a third party service provider, M&I Data Services. The Company has completed its conversion to M&I Data Services Year 2000 compliant application software.

    The Company has not identified any non-compliant systems for which a solution is not available and which would impair the Company's business operations. All material non-compliant operating systems have been identified and are in the process of being replaced. It is anticipated that the replacement and testing of non-compliant operating systems will be completed during the first quarter of 1999. Costs incurred to date have not been material and relate primarily to the replacement of fully depreciated non-compliant personal computer equipment. Furthermore, Management does not anticipate that the costs to make the Company's operating systems Year 2000 compliant will have a material impact on the consolidated financial statements. Management estimates that such costs will not exceed $1.6 million. A significant portion of these costs represent an acceleration of expenditures to replace or upgrade systems that will become obsolete or otherwise inadequate to meet the Company's growing technology needs.

    While the Company is not aware of any Year 2000 problems for which a solution is not available, other unanticipated issues could arise. These unanticipated issues may include the ability to identify and correct all relevant computer code, the availability and cost of trained personnel, the impact of Year 2000 on our customers and other uncertainties.

                   STATEMENT OF FINANCIAL ACCOUNTING STANDARDS

     The Financial Accounting Standards Board adopted Statement of Financial Accounting Standards, No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS #133") in June 1998.

    SFAS #133 requires companies to record derivatives on the balance sheet as assets and liabilities measured at fair value. The accounting for changes in the value of derivatives will depend upon the use of those derivatives and whether they qualify for hedge accounting.

    This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999, with earlier application allowed and is to be applied prospectively. The adoption of this statement is not expected to have a material impact on the Company's financial statements.

                          INDEPENDENT AUDITOR'S REPORT


BOARD OF DIRECTORS AND SHAREHOLDERS
INDEPENDENT BANK CORPORATION
IONIA, MICHIGAN


    We have audited the accompanying consolidated statements of financial condition of Independent Bank Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express our opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Independent Bank Corporation and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.


/s/ KPMG LLP

KPMG LLP
Lansing, Michigan
February 1, 1999

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                                                   DECEMBER 31,
                                                                                             1998                 1997
--------------------------------------------------------------------------------------------------------------------------
ASSETS
   Cash and due from banks ......................................................     $    42,846,000      $    30,371,000
   Securities available for sale ................................................          99,515,000          110,769,000
   Securities held to maturity (fair value of $19,029,000 at December 31, 1998
     and $23,354,000 at December 31, 1997) ......................................          18,349,000           22,525,000
   Federal Home Loan Bank stock, at cost ........................................          12,589,000           12,489,000
   Loans held for sale ..........................................................          39,741,000           21,754,000
   Loans
     Commercial and agricultural ................................................         238,863,000          199,098,000
     Real estate mortgage .......................................................         449,114,000          416,689,000
     Installment ................................................................         134,627,000          128,391,000
                                                                                      ------------------------------------
       Total Loans ..............................................................         822,604,000          744,178,000
     Allowance for loan losses ..................................................          (9,714,000)          (7,670,000)
                                                                                      ------------------------------------
       Net Loans ................................................................         812,890,000          736,508,000
   Property and equipment, net ..................................................          27,255,000           21,067,000
   Accrued income and other assets ..............................................          32,073,000           28,334,000
                                                                                      ------------------------------------
         Total Assets ...........................................................     $ 1,085,258,000      $   983,817,000
                                                                                      ====================================

LIABILITIES AND SHAREHOLDERS' EQUITY
   Deposits
     Non-interest bearing .......................................................     $   112,930,000      $    88,546,000
     Savings and NOW ............................................................         377,592,000          339,594,000
     Time .......................................................................         339,992,000          272,340,000
                                                                                      ------------------------------------
       Total Deposits ...........................................................         830,514,000          700,480,000
   Federal funds purchased ......................................................          22,650,000           28,000,000
   Other borrowings .............................................................         130,964,000          167,185,000
   Guaranteed preferred beneficial interests in Company's subordinated debentures          17,250,000           17,250,000
   Accrued expenses and other liabilities .......................................          14,175,000           11,386,000
                                                                                      ------------------------------------
       Total Liabilities ........................................................       1,015,553,000          924,301,000
                                                                                      ------------------------------------

   Commitments and contingent liabilities

   Shareholders' Equity
     Preferred stock, no par value-200,000 shares authorized; none issued or outstanding
   Common stock, $1.00 par value-14,000,000 shares authorized;
     issued and outstanding:  7,382,506 shares at December 31, 1998 and
     4,586,733 shares at December 31, 1997 ......................................           7,383,000            4,587,000
     Capital surplus ............................................................          37,658,000           30,011,000
     Retained earnings ..........................................................          22,749,000           23,243,000
     Accumulated other comprehensive income .....................................           1,915,000            1,675,000
                                                                                      ------------------------------------
       Total Shareholders' Equity ...............................................          69,705,000           59,516,000
                                                                                      ------------------------------------
         Total Liabilities and Shareholders' Equity .............................     $ 1,085,258,000      $   983,817,000
                                                                                      ====================================

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                          Year Ended December 31,
                                                                 1998              1997             1996
-----------------------------------------------------------------------------------------------------------
INTEREST INCOME
   Interest and fees on loans ..........................     $ 77,167,000     $ 65,830,000     $ 49,768,000
   Securities available for sale .......................        6,599,000        9,023,000        6,337,000
   Securities held to maturity
     Taxable ...........................................          194,000          356,000        1,209,000
     Tax-exempt ........................................        1,082,000        1,206,000        1,200,000
   Other investments ...................................        1,031,000          999,000          971,000
                                                            -----------------------------------------------
     Total Interest Income .............................       86,073,000       77,414,000       59,485,000
                                                            -----------------------------------------------

INTEREST EXPENSE
   Deposits ............................................       25,097,000       22,614,000       16,138,000
   Other borrowings ....................................       11,743,000       12,161,000        8,675,000
                                                            -----------------------------------------------
     Total Interest Expense ............................       36,840,000       34,775,000       24,813,000
                                                            -----------------------------------------------
     Net Interest Income ...............................       49,233,000       42,639,000       34,672,000
Provision for loan losses ..............................        3,043,000        1,750,000        1,233,000
                                                            -----------------------------------------------
     Net Interest Income After Provision for Loan Losses       46,190,000       40,889,000       33,439,000
                                                            -----------------------------------------------

NON-INTEREST INCOME
   Service charges on deposit accounts .................        3,959,000        3,128,000        2,267,000
   Net gains (losses) on asset sales
     Real estate mortgage loans ........................        4,815,000        2,270,000        1,871,000
     Securities ........................................          267,000          273,000         (162,000)
   Other income ........................................        4,804,000        2,844,000        1,576,000
                                                            -----------------------------------------------
     Total Non-interest Income .........................       13,845,000        8,515,000        5,552,000
                                                            -----------------------------------------------

NON-INTEREST EXPENSE
   Salaries and employee benefits ......................       25,974,000       20,280,000       15,685,000
   Occupancy, net ......................................        3,093,000        2,786,000        2,042,000
   Furniture and fixtures ..............................        2,649,000        2,245,000        1,864,000
   Other expenses ......................................       13,972,000       11,534,000        8,270,000
                                                            -----------------------------------------------
     Total Non-interest Expense ........................       45,688,000       36,845,000       27,861,000
                                                            -----------------------------------------------
     Income Before Federal Income Tax ..................       14,347,000       12,559,000       11,130,000
Federal income tax expense .............................        4,126,000        3,635,000        3,278,000
                                                            -----------------------------------------------
       Net Income ......................................     $ 10,221,000     $  8,924,000     $  7,852,000
                                                             ==============================================


Income per common share
   Basic ...............................................     $       1.39     $       1.24     $       1.11
                                                             ==============================================
   Diluted .............................................     $       1.38     $       1.22     $       1.10
                                                             ==============================================
Cash dividends declared per common share ...............     $        .50     $        .45     $        .41
                                                             ==============================================







See notes to consolidated financial statements

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            YEAR ENDED DECEMBER 31,
                                                                                  1998                1997                1996
-----------------------------------------------------------------------------------------------------------------------------------

Net Income                                                                   $   10,221,000      $    8,924,000        $  7,852,000
                                                                             ------------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
FROM OPERATING ACTIVITIES
   Proceeds from sales of loans held for sale                                   302,424,000         116,803,000         110,593,000
   Disbursements for loans held for sale                                       (315,596,000)       (124,704,000)       (101,786,000)
   Provision for loan losses                                                      3,043,000           1,750,000           1,233,000
   Deferred federal income tax credit                                              (813,000)           (352,000)           (230,000)
   Deferred loan fees                                                               179,000             640,000             334,000
   Depreciation, amortization of intangible assets and premiums and
     accretion of discounts on securities and loans                               4,451,000           4,204,000           2,759,000
   Net gains on sales of real estate mortgage loans                              (4,815,000)         (2,270,000)         (1,871,000)
   Net (gains) losses on sales of securities                                       (267,000)           (273,000)            162,000
   (Increase) decrease in accrued income and other assets                        (2,159,000)            638,000          (7,906,000)
   Increase in accrued expenses and other liabilities                             2,849,000           1,950,000             356,000
                                                                             ------------------------------------------------------
   Total Adjustments                                                            (10,704,000)         (1,614,000)          3,644,000
                                                                             ------------------------------------------------------
   Net Cash from Operating Activities                                              (483,000)          7,310,000          11,496,000
                                                                             ------------------------------------------------------
CASH FLOW FROM INVESTING ACTIVITIES
   Proceeds from the sale of securities available for sale                       11,271,000          59,727,000          18,145,000
   Proceeds from the maturity of securities available for sale                    7,162,000           4,053,000          16,385,000
   Proceeds from the maturity of securities held to maturity                      2,676,000           4,713,000           3,015,000
   Principal payments on securities available for sale                           20,528,000          11,643,000           9,601,000
   Principal payments on securities held to maturity                              1,723,000             799,000             694,000
   Purchases of securities available for sale                                   (27,590,000)        (51,035,000)        (60,396,000)
   Purchases of securities held to maturity                                                                                (295,000)
   Portfolio loans made to customers, net of principal payments                 (75,355,000)       (108,968,000)        (80,233,000)
   Portfolio loans purchased                                                    (18,916,000)        (29,758,000)         (5,603,000)
   Principal payments on portfolio loans purchased                               14,695,000           2,572,000             270,000
   Acquisition of bank, less cash received                                                                                9,478,000
   Acquisition of branch offices, less cash received                             16,168,000                              89,864,000
   Acquisition of business                                                        1,459,000
   Capital expenditures                                                          (8,333,000)         (5,038,000)         (3,709,000)
                                                                             ------------------------------------------------------
     Net Cash from Investing Activities                                         (54,512,000)       (111,292,000)         (2,784,000)
                                                                             ------------------------------------------------------
CASH FLOW FROM FINANCING ACTIVITIES
   Net increase in total deposits                                               111,723,000          27,946,000           7,468,000
   Net increase (decrease) in short-term borrowings                             (12,686,000)         16,237,000         (13,300,000)
   Proceeds from Federal Home Loan Bank advances                                101,715,000         115,954,000          63,000,000
   Payments of Federal Home Loan Bank advances                                 (128,600,000)        (72,000,000)        (55,000,000)
   Proceeds from long-term debt                                                                                          10,000,000
   Retirement of long-term debt                                                  (2,000,000)         (2,000,000)         (1,000,000)
   Proceeds from issuance of guaranteed preferred beneficial interests
     in Company's subordinated debentures                                                                                16,220,000
   Dividends paid                                                                (3,587,000)         (3,186,000)         (2,736,000)
   Proceeds from issuance of common stock                                           905,000             771,000              59,000
                                                                             ------------------------------------------------------
   Net Cash from Financing Activities                                            67,470,000          83,722,000          24,711,000
                                                                             ------------------------------------------------------
     Net Increase (Decrease) in Cash and Cash Equivalents                        12,475,000         (20,260,000)         33,423,000
Cash and Cash Equivalents at Beginning of Period                                 30,371,000          50,631,000          17,208,000
                                                                             ------------------------------------------------------
         Cash and Cash Equivalents at End of Period                          $   42,846,000      $   30,371,000       $  50,631,000
                                                                             ======================================================
Cash paid during the period for
   Interest                                                                  $   36,241,000      $   35,049,000       $  23,736,000
   Income taxes                                                                   5,300,000           3,743,000           3,890,000
Transfer of loans to other real estate                                              498,000             431,000             996,000
Transfer of portfolio loans to held for sale                                                         10,000,000


See notes to consolidated financial statements

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY



                                                                                                       ACCUMULATED
                                                                                                          OTHER
                                                                                                         COMPRE-          TOTAL
                                                        COMMON          CAPITAL         RETAINED         HENSIVE      SHAREHOLDERS'
                                                         STOCK          SURPLUS         EARNINGS         INCOME          EQUITY
-----------------------------------------------------------------------------------------------------------------------------------
Balances at January 1, 1996                           $ 2,704,000    $  19,924,000    $ 23,683,000     $   714,000    $  47,025,000
Net income for 1996                                                                      7,852,000                        7,852,000
Cash dividends declared, $.41 per share                                                 (2,868,000)                      (2,868,000)
5% stock dividend                                         136,000        3,799,000      (3,954,000)                         (19,000)
Issuance of 21,834 shares of common stock                  22,000          537,000                                          559,000
Net issuance costs                                                      (1,030,000)                                      (1,030,000)
Net change in unrealized gain on
   securities available for sale, net of
    $163,000 of related tax effect                                                                         317,000          317,000
                                                      -----------------------------------------------------------------------------
Balances at December 31, 1996                           2,862,000       23,230,000      24,713,000       1,031,000       51,836,000
Net income for 1997                                                                      8,924,000                        8,924,000
Cash dividends declared, $.45 per share                                                 (3,261,000)                      (3,261,000)
5% stock dividend                                         217,000        6,895,000      (7,133,000)                         (21,000)
Issuance of 62,520 shares of common stock                  62,000        1,340,000                                        1,402,000
Three-for-two stock split                               1,446,000       (1,454,000)                                          (8,000)
Net change in unrealized gain on
   securities available for sale, net of
   $332,000 of related tax effect                                                                          644,000          644,000
                                                      -----------------------------------------------------------------------------
Balances at December 31, 1997                           4,587,000       30,011,000      23,243,000       1,675,000       59,516,000
Net income for 1998                                                                     10,221,000                       10,221,000
Cash dividends declared, $.50 per share                                                 (3,688,000)                      (3,688,000)
5% stock dividend                                         351,000        6,662,000      (7,027,000)                         (14,000)
Issuance of 105,813 shares of common stock                106,000        3,337,000                                        3,443,000
Three-for-two stock split                               2,339,000       (2,352,000)                                         (13,000)
Net change in unrealized gain on
   securities available for sale, net of
   $124,000 of related tax effect                                                                          240,000          240,000
                                                      -----------------------------------------------------------------------------
       Balances at December 31, 1998                  $ 7,383,000    $  37,658,000    $ 22,749,000     $ 1,915,000    $  69,705,000
                                                      =============================================================================

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                                                                          1998            1997            1996
-----------------------------------------------------------------------------------------------------------------------------------
Net income ......................................................................     $10,221,000     $ 8,924,000     $ 7,852,000
Other comprehensive income
   Net change in unrealized gain on securities available for sale, net of related
     tax effect .................................................................         240,000         644,000         317,000
                                                                                      -----------     -----------     -----------
       Comprehensive income .....................................................     $10,461,000     $ 9,568,000     $ 8,169,000
                                                                                      ===========     ===========     ===========



See notes to consolidated financial statements

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting policies and practices of Independent Bank Corporation and subsidiaries conform with generally accepted accounting principles and prevailing practices within the banking industry. The following summaries describe the significant accounting and reporting policies that are employed in the preparation of the consolidated financial statements.

    The Banks transact business in the single industry segment of commercial banking. The Banks' activities cover traditional phases of commercial banking, including checking and savings accounts, commercial and agricultural lending, direct and indirect consumer financing, mortgage lending and deposit box services. The principal markets are the rural and suburban communities across lower Michigan that are served by the Banks' branches and loan production offices. Subject to established underwriting criteria, the Banks also participate in commercial lending transactions with certain non-affiliated banks and purchase real estate mortgage loans from third-party originators. The local economies of the communities served by the Banks are relatively stable and reasonably diversified.

    Management is required to make estimates and assumptions in the preparation of the financial statements which affect the amounts reported. Material estimates that are particularly susceptible to changes in the near-term relate to the determination of the allowance for loan losses. While Management uses relevant information to recognize losses on loans, additional provisions for related losses may be necessary based on changes in economic conditions and customer circumstances.

    PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of Independent Bank Corporation and its subsidiaries. The income, expenses, assets and liabilities of the subsidiaries are included in the respective accounts of the consolidated financial statements, after elimination of all material intercompany accounts and transactions.

    STATEMENTS OF CASH FLOWS - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are sold for one-day periods. The Company reports net cash flows for customer loan and deposit transactions.

    COMPREHENSIVE INCOME - The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," (SFAS #130) on January 1, 1998. SFAS #130 establishes standards for reporting comprehensive income, which consists of unrealized gains and losses on securities available for sale. The adoption of SFAS #130 did not have a material impact on total shareholders' equity. Prior year amounts have been reclassified in the financial statements.

    The net change in unrealized gain on securities available for sale in 1998 and 1997 reflect net realized gains of $267,000 and $273,000, respectively, and net realized losses of $162,000 in 1996. Such reclassification resulted in federal income tax expense of $93,000 and $95,000 in 1998 and 1997, respectively, and a benefit of $55,000 in 1996.

    LOANS HELD FOR SALE - Loans held for sale are carried at the lower of aggregate amortized cost or market value. Lower of cost or market value adjustments, as well as realized gains and losses, are recorded in current earnings. The Banks recognize as separate assets the rights to service mortgage loans for others that have been acquired by purchase or the origination and subsequent sale of a loan. The fair value of originated mortgage servicing rights has been determined based upon market value quotes for similar servicing. These mortgage servicing rights are amortized in proportion to and over the period of estimated net loan servicing income. The Banks assess mortgage servicing rights for impairment based on the fair value of those rights. For purposes of measuring impairment, the characteristics used by the Banks include interest rate, term and type.

    SECURITIES - The Company classifies its securities as trading, held to maturity or available for sale. Trading securities are bought and held principally for the purpose of selling them in the near-term and are reported at fair value with realized and unrealized gains and losses included in earnings. The Company does not have any trading securities. Securities held to maturity represent those securities for which the Banks have the positive intent and ability to hold until maturity and are reported at cost, adjusted for amortization of premiums and accretion of discounts computed on the level yield method. Securities available for sale represent those securities not classified as trading or held to maturity and are reported at fair value with unrealized gains and losses, net of applicable income taxes reported as a separate component of shareholders' equity. Gains and losses realized on the sale of securities available for sale are determined using the specific identification method and are recognized on a trade-date basis. Premiums and discounts are recognized in interest income computed on the level yield method.

    LOAN REVENUE RECOGNITION - Interest on loans is accrued based on the principal amounts outstanding. The accrual of interest income is discontinued when a loan becomes 90 days past due and the borrower's capacity to repay the loan and collateral values appear insufficient. A non-accrual loan may be restored to accrual status when interest and principal payments are current and the loan appears otherwise collectible.

    Certain loan fees, net of direct loan origination costs, are deferred and recognized as an adjustment of yield over the life of the related loan. Fees received in connection with loan commitments are deferred until the loan is advanced and are then recognized over the life of the loan as an adjustment of yield. Fees on commitments that expire unused are recognized at expiration. Fees received for a letter of credit are recognized as fee revenue over its life.

    ALLOWANCE FOR LOAN LOSSES - Some loans will not be repaid in full. Therefore, an allowance for loan losses is maintained at a level which management has determined to be adequate to absorb inherent losses. Management's assessment of the allowance is based on the aggregate amount and composition of the loan portfolios, as well as an evaluation of specific commercial and agricultural loans, historical loss experience and the level of non-performing and impaired loans. Increases in the allowance are recorded by a provision for loan losses charged to expense and, although Management periodically allocates portions of the allowance to specific loans and loan portfolios, the entire allowance is available for any losses which occur. Collection efforts may continue and future recoveries may occur after a loan is charged against the allowance.

    The Company measures its investment in an impaired loan based on one of three methods: the loan's observable market price, the fair value of the collateral or the present value of expected future cash flows discounted at the loan's effective interest rate. The Company does not measure impairment on homogenous residential mortgage and installment loans.

    PROPERTY AND EQUIPMENT - Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using both straight-line and accelerated methods over the estimated useful lives of the related assets.

    OTHER REAL ESTATE - Other real estate represents properties acquired through foreclosure or by acceptance of a deed in lieu of foreclosure. The carrying values of these properties are periodically evaluated and are adjusted to the lower of cost or fair value minus estimated costs to sell. Other real estate and repossessed assets totaling $936,000 and $331,000 at December 31, 1998 and 1997, respectively, are included in other assets.

    INTANGIBLE ASSETS - Goodwill, which represents the excess of the purchase price over the fair value of net tangible assets acquired, is amortized on a straight-line basis over the period of expected benefit, generally 12 to 20 years. Goodwill totaled $9,015,000 and $7,708,000 as of December 31, 1998 and 1997, respectively. Other intangible assets are amortized using both straight-line and accelerated methods over 10 to 15 years. Other intangibles amounted to $9,728,000 and $9,340,000 as of December 31, 1998 and 1997,
respectively.

    INCOME TAXES - The Company employs the asset and liability method of accounting for income taxes. This method establishes deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Under this method, the effect of a change in tax rates is recognized in income in the period that includes the enactment date. The deferred tax asset is subject to a valuation allowance for that portion of the asset for which it is more likely than not that it will not be realized.

    The Company and its subsidiaries file a consolidated federal income tax return. Intercompany tax liabilities are settled as if each subsidiary filed a separate return.

    COMMON STOCK - At December 31, 1998, 248,969 shares of common stock were reserved for issuance under the Incentive Share Grant Plan, 298,824 shares of common stock were reserved for issuance under the dividend reinvestment plan and 762,255 shares of common stock were reserved for issuance under stock option plans.

    RETIREMENT PLANS - The Company maintains an employee stock ownership plan as well as a 401(k) plan for substantially all full-time employees.

    RECLASSIFICATION - Certain amounts in the 1997 and 1996 financial statements have been reclassified to conform with the 1998 presentation.

  NOTE 2-ACQUISITIONS

    In June 1996, the Company acquired North Bank Corporation ("NBC") for cash consideration totaling approximately $15,800,000. At the effective date of the acquisition, NBC's assets totaled $152,000,000 and its loans and deposits totaled $84,000,000 and $131,600,000, respectively. The transaction was accounted for as a purchase and the assets acquired and the liabilities assumed have been recorded at fair value. The Company's results of operations include revenues and expenses relating to NBC since May 31, 1996. Goodwill totaled $7,500,000 and is being amortized over 15 years. NBC's sole banking subsidiary consolidated with an existing subsidiary of the Company during the third quarter of 1996.

    The pro-forma information presented in the following table is based on historical results of the Company and NBC. The information has been combined to present the results of operations as if the acquisition had occurred at the beginning of the period presented. The following pro-forma results for the year ended December 31, 1996, are not necessarily indicative of the results which would have actually been attained if the acquisition had been consummated in the past or what may be attained in the future.


                                                                         1996
                                                                     (unaudited)
--------------------------------------------------------------------------------
Total revenue ..............................................     $   70,200,000
Net income .................................................          7,600,000
Earnings per share
   Basic ...................................................     $         1.07
   Diluted .................................................               1.06


    On December 13, 1996, one of the Banks purchased certain loans as well as real and personal property and assumed deposit liabilities associated with eight branch offices from First of America Bank - Michigan, NA ("FoA Purchase"). On that date, loans purchased and deposit liabilities assumed totaled $22,100,000 and $121,900,000, respectively. An intangible asset of $8,800,000 is being amortized over 12 years. The assets purchased and the liabilities assumed have been recorded at fair value. The Company's results of operations include revenues and expenses relating to the FoA Purchase since December 13, 1996.

    On April 17, 1998, the Company purchased the outstanding capital stock of First Home Financial, Inc. ("FHF"), an originator of manufactured home loans. Aggregate consideration consisted of 72,000 shares of common stock with an aggregate value of $1,783,000. The assets purchased and liabilities assumed have been recorded at fair value. Goodwill totaled approximately $2,000,000 and is being amortized over 15 years. The Company's results of operations include FHF's revenues and expenses, including the amortization of goodwill, totaling $1,300,000 and $1,100,000, respectively, since April 17, 1998.

    On June 12, 1998, one of the Banks purchased the real and personal property and assumed the deposit liabilities associated with two offices of Great Lakes National Bank. On that date, deposits totaled $18,300,000 and the Bank recorded an intangible asset of $1,300,000 which is being amortized over 10 years. The assets purchased and the liabilities assumed have been recorded at fair value. The Company's results of operations include revenues and expenses relating to the purchase since June 12, 1998.

NOTE 3-RESTRICTIONS ON CASH AND DUE FROM BANKS

    The Banks' legal reserve requirements were satisfied by maintaining average non-interest earning vault cash balances of $7,337,000 and non-interest earning cash balances with the Federal Reserve Bank of $2,740,000 in 1998 and non-interest earning vault cash balances of $5,504,000 in 1997. The Banks do not maintain compensating balances with correspondent banks.

NOTE 4-SECURITIES


    Securities available for sale consist of the following at December 31:

                                                                  AMORTIZED                 UNREALIZED                    FAIR
                                                                    COST              GAINS              LOSSES           VALUE
-----------------------------------------------------------------------------------------------------------------------------------
1998
   U.S. Treasury                                               $    4,301,000      $    27,000                        $  4,328,000
   U.S. Government agencies                                        10,665,000          375,000                          11,040,000
   Mortgage-backed securities                                      30,352,000          864,000         $  22,000        31,194,000
   Obligations of states and political subdivisions                40,826,000        1,525,000            25,000        42,326,000
   Other securities                                                10,470,000          157,000                          10,627,000
                                                               -------------------------------------------------------------------
       Total                                                   $   96,614,000      $ 2,948,000         $  47,000     $  99,515,000
                                                               ===================================================================
1997
   U.S. Treasury                                               $    7,028,000      $    77,000                       $   7,105,000
   U.S. Government agencies                                        14,819,000          673,000                          15,492,000
   Mortgage-backed securities                                      52,581,000          797,000         $ 231,000        53,147,000
   Obligations of states and political subdivisions                25,695,000        1,160,000             6,000        26,849,000
   Other securities                                                 8,108,000           68,000                           8,176,000
                                                               -------------------------------------------------------------------
       Total                                                   $  108,231,000      $ 2,775,000         $ 237,000    $  110,769,000
                                                               ===================================================================



    Securities held to maturity consist of the following at December 31:

                                                                   AMORTIZED                  UNREALIZED                   FAIR
                                                                     COST               GAINS             LOSSES           VALUE
-----------------------------------------------------------------------------------------------------------------------------------
1998
   Mortgage-backed securities                                   $     996,000        $   6,000            $8,000     $     994,000
   Obligations of states and political subdivisions                16,563,000          682,000                          17,245,000
   Other securities                                                   790,000                                              790,000
                                                                ------------------------------------------------------------------
       Total                                                    $  18,349,000        $ 688,000            $8,000     $  19,029,000
                                                                ==================================================================
1997
   U.S. Government agencies                                     $     997,000        $   3,000                       $   1,000,000
   Mortgage-backed securities                                       2,785,000           13,000            $9,000         2,789,000
   Obligations of states and political subdivisions                18,353,000          822,000                          19,175,000
   Other securities                                                   390,000                                              390,000
                                                                ------------------------------------------------------------------
       Total                                                    $  22,525,000        $ 838,000            $9,000     $  23,354,000
                                                                ==================================================================

    The amortized cost and approximate fair value of securities at December 31, 1998, by contractual maturity, follow. Actual maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                   AVAILABLE FOR SALE                 HELD TO MATURITY
                                                                 AMORTIZED         FAIR         AMORTIZED           FAIR
                                                                    COST           VALUE           COST            VALUE
----------------------------------------------------------------------------------------------------------------------------------
Maturing within one year ...................................    $10,584,000     $10,779,000     $ 3,202,000     $ 3,233,000
Maturing after one year but within five years ..............     13,320,000      13,796,000      10,854,000      11,280,000
Maturing after five years but within ten years .............     17,307,000      18,268,000       1,897,000       2,053,000
Maturing after ten years ...................................     24,549,000      24,976,000         610,000         679,000
                                                                -----------     -----------     -----------     -----------
                                                                 65,760,000      67,819,000      16,563,000      17,245,000
Mortgage-backed securities .................................     30,352,000      31,194,000         996,000         994,000
Other securities ...........................................        502,000         502,000         790,000         790,000
                                                                -----------     -----------     -----------     -----------
       Total ...............................................    $96,614,000     $99,515,000     $18,349,000     $19,029,000
                                                                ===========     ===========     ===========     ===========


    A summary of proceeds from the sale of securities available for sale and realized gains and losses follows:


                                                              REALIZED         REALIZED
                                          PROCEEDS              GAINS           LOSSES
----------------------------------------------------------------------------------------
1998 .............................      $ 11,271,000         $ 267,000
1997 .............................        59,727,000           354,000         $  81,000
1996 .............................        18,145,000            42,000           204,000


    Securities with a book value of $39,385,000 and $31,660,000 at December 31, 1998 and 1997, respectively, were pledged to secure public deposits and for other purposes as required by law.

    There were no investment obligations of state and political subdivisions that were payable from or secured by the same source of revenue or taxing authority that exceeded 10% of consolidated shareholders' equity at December 31, 1998 or 1997.

NOTE 5-LOANS
    An analysis of the allowance for loan losses for the years ended December 31 follows:


                                                             1998              1997              1996
---------------------------------------------------------------------------------------------------------
Balance at beginning of period .......................   $  7,670,000       $ 6,960,000      $  5,243,000
   Allowance on loans acquired .......................                                          1,180,000
   Provision charged to operating expense ............      3,043,000         1,750,000         1,233,000
   Recoveries credited to allowance ..................        641,000           585,000           440,000
   Loans charged against allowance ...................     (1,640,000)       (1,625,000)       (1,136,000)
                                                         ------------------------------------------------
Balance at end of period .............................   $  9,714,000       $ 7,670,000      $  6,960,000
                                                         ================================================

    Loans are presented net of deferred fees of $2,587,000 at December 31, 1998, and $2,408,000 at December 31, 1997.

    Loans on non-accrual status, 90 days or more past due and still accruing interest, or restructured amounted to $6,641,000, $5,386,000 and $3,902,000 at December 31, 1998, 1997 and 1996, respectively. If these loans had continued to accrue interest in accordance with their original terms, approximately $571,000, $442,000, and $288,000 of interest income would have been realized in 1998, 1997 and 1996, respectively. Interest income realized on these loans was approximately $175,000, $190,000 and $105,000 in 1998, 1997 and 1996,
respectively.

    Impaired loans totaled approximately $3,500,000, $2,800,000 and $3,800,000 at December 31, 1998, 1997 and 1996, respectively. The Banks' average investment in impaired loans was approximately $3,600,000, $3,300,000 and $2,500,000 in 1998, 1997 and 1996, respectively. Cash receipts on impaired loans on non-accrual status are generally applied to the principal balance. Interest income recognized on impaired loans in 1998, 1997 and 1996 was approximately $145,000, $165,000 and $130,000, respectively. Certain impaired loans with a balance of approximately $1,400,000, $1,300,000 and $2,300,000 had specific allocations of the allowance for loan losses calculated in accordance with SFAS #114 totaling approximately $300,000, $200,000 and $500,000 at December 31, 1998, 1997 and 1996, respectively.

    The Banks capitalized approximately $1,800,000, $583,000 and $370,000 of servicing rights relating to loans that were originated and sold during the years ended December 31, 1998, 1997 and 1996, respectively. Amortization of capitalized servicing rights during those years was $335,000, $131,000 and $56,000, respectively. The fair value of capitalized servicing rights approximated the book value of $2,070,000 at December 31, 1998, therefore no valuation allowance relating to impairment was considered necessary. The capitalized servicing rights relate to approximately $326,000,000 of loans sold and serviced at December 31, 1998.

    At December 31, 1998, 1997 and 1996, the Banks serviced loans totaling approximately $387,000,000, $245,000,000 and $181,000,000, respectively, for the benefit of third parties.

NOTE 6-PROPERTY AND EQUIPMENT


    A summary of property and equipment at December 31 follows:
                                                            1998              1997
-------------------------------------------------------------------------------------
Land ...........................................       $  3,500,000      $  3,067,000
Buildings ......................................         21,946,000        18,182,000
Equipment ......................................         17,633,000        13,242,000
                                                       ------------------------------
                                                         43,079,000        34,491,000
Accumulated depreciation and amortization ......        (15,824,000)      (13,424,000)
                                                       ------------------------------
       Property and equipment, net .............       $ 27,255,000      $ 21,067,000
                                                       ==============================


NOTE 7-DEPOSITS



    A summary of interest expense on deposits for the years ended December 31 follows:
                                                     1998              1997            1996
---------------------------------------------------------------------------------------------
Savings and NOW ..........................        $ 8,743,000     $ 8,480,000     $ 6,116,000
Time deposits under $100,000 .............         12,038,000      11,997,000       8,718,000
Time deposits of $100,000 or more ........          4,316,000       2,137,000       1,304,000
                                                  -------------------------------------------
       Total .............................        $25,097,000     $22,614,000     $16,138,000
                                                  ===========================================


    Aggregate time certificates of deposit and other time deposits in denominations of $100,000 or more amounted to $106,959,000, $52,605,000, and $31,053,000 at December 31, 1998, 1997 and 1996, respectively.


    A summary of maturities of certificates of deposit at December 31, 1998 follows:
1999 ......................    $210,700,000
2000 ......................      68,953,000
2001 ......................      20,294,000
2002 ......................       6,344,000
2003 ......................       7,638,000
2004 and thereafter .......      26,063,000
                               ------------
     Total ................    $339,992,000
                               ============

NOTE 8-OTHER BORROWINGS

    A summary of other borrowings at December 31 follows:
                                                          1998               1997
-------------------------------------------------------------------------------------
Advances from Federal Home Loan Bank .............     $119,069,000     $145,954,000
Notes payable ....................................       10,000,000       12,000,000
U.S. Treasury demand notes .......................        1,883,000        1,450,000
Repurchase agreements ............................                         7,772,000
Other ............................................           12,000            9,000
                                                       -----------------------------
       Total .....................................     $130,964,000     $167,185,000
                                                       =============================



    Advances from the Federal Home Loan Bank ("FHLB") are secured by the Banks' unencumbered qualifying mortgage loans as well as U.S. Treasury and government agency securities equal to at least 160% of outstanding advances. Interest expense on advances amounted to $8,158,000, $7,877,000 and $6,757,000 for the years ending December 31, 1998, 1997 and 1996, respectively.

    As members of the FHLB, the Banks must own FHLB stock equal to the greater of 1.0% of the unpaid principal balance of residential mortgage loans, 0.3% of its total assets, or 5.0% of its outstanding advances. At December 31, 1998, the Banks were in compliance with the FHLB stock ownership requirements.

    Certain fixed-rate advances have provisions that allow the FHLB to convert the advance to an adjustable rate prior to stated maturity. At December 31, 1998, advances totaling $9,000,000, with a stated maturity of 2000, are convertible in 1999 and advances totaling $9,000,000, with a stated maturity of 2005, are convertible in 2003.

    Maturities and weighted average interest rates at December 31, follow:


                                                                     1998                     1997
                                                             AMOUNT       RATE        AMOUNT           RATE
------------------------------------------------------------------------------------------------------------
Fixed-rate advances
   1998                                                                          $   42,000,000        5.97%
   1999                                              $    3,059,000        6.07%     26,059,000        5.98
   2000                                                  29,895,000        5.81      26,895,000        5.83
   2001                                                   2,000,000        5.86
   2003                                                   4,515,000        5.70
   2004 and thereafter                                   11,100,000        5.53
                                                     ------------------------------------------------------
     Total fixed-rate advances                           50,569,000        5.75      94,954,000        5.93
                                                     ------------------------------------------------------
Variable-rate advances
   1998                                                                              46,000,000        5.74
   1999                                                  68,500,000        5.21       5,000,000        5.83
                                                     ------------------------------------------------------
     Total variable-rate advances                        68,500,000        5.21      51,000,000        5.75
                                                     ------------------------------------------------------
       Total advances                                $  119,069,000        5.44%  $ 145,954,000        5.87%
                                                     ======================================================



    The Company has established a $20,000,000 unsecured credit facility comprised of a $10,000,000 five-year term loan, payable in equal quarterly installments and a $10,000,000 revolving credit agreement. At December 31, 1998, the term note and the revolving credit facility each had unpaid principal balances of $5,000,000. The term note and the revolving credit facility accrue interest at LIBOR, plus 1.00% and federal funds, plus .75%, respectively.

    Maturities of the notes payable at December 31, 1998 follow:


        1999 ................   $ 7,000,000
        2000 ................     2,000,000
        2001 ................     1,000,000
                                -----------
               Total ........   $10,000,000
                                ===========

NOTE 9-GUARANTEED PREFERRED BENEFICIAL INTERESTS
IN COMPANY'S SUBORDINATED DEBENTURES

    On December 13, 1996, IBC Capital Finance, a trust subsidiary of the Company, completed the public offering of 690,000 shares of cumulative trust preferred securities ("Preferred Securities") with a liquidation preference of $25 per security. The proceeds of the offering were loaned to the Company in exchange for subordinated debentures with terms that are similar to the Preferred Securities. Distributions on the securities are payable quarterly at the annual rate of 9.25% of the liquidation preference and are included in interest expense in the consolidated financial statements.

    The Preferred Securities are subject to mandatory redemption at the liquidation preference, in whole or in part, upon repayment of the subordinated debentures at maturity or their earlier redemption. The subordinated debentures are redeemable prior to the maturity date of December 31, 2026, at the option of the Company on or after December 31, 2001, in whole at any time or in part from time to time. The subordinated debentures are also redeemable at any time, in whole, but not in part, upon the occurrence of specific events defined within the trust indenture. The Company has the option to defer distributions on the subordinated debentures from time to time for a period not to exceed 20 consecutive quarters.

NOTE 10-EARNINGS PER SHARE

    The Company adopted Statement of Financial Accounting Standards, No. 128, "Earnings Per Share," ("SFAS #128") effective December 31, 1997. SFAS #128 replaced primary earnings per share ("Primary") and fully diluted earnings per share ("Fully Diluted") with basic earnings per share ("Basic") and diluted earnings per share ("Diluted"). This statement requires a dual presentation and reconciliation of Basic and Diluted. Basic, unlike Primary, excludes any dilution of common stock equivalents, while Diluted, like Fully Diluted, reflects the potential dilution of all common stock equivalents.

    A reconciliation of basic and diluted earnings per share for the years ended December 31 follows:


                                                                   1998             1997             1996
------------------------------------------------------------------------------------------------------------
Net income .................................................     $10,221,000     $ 8,924,000     $ 7,852,000
                                                                 ===========================================

Shares outstanding (Basic) (1) .............................       7,342,000       7,204,000       7,092,000
   Effect of dilutive securities - stock options ...........          84,000          83,000          62,000
                                                                 -------------------------------------------
       Shares outstanding (Diluted) (1) ....................       7,426,000       7,287,000       7,154,000
                                                                 -------------------------------------------
Earning per share
   Basic ...................................................     $      1.39     $      1.24     $      1.11
                                                                 ===========================================
   Diluted .................................................     $      1.38     $      1.22     $      1.10
                                                                 ===========================================

(1) Shares outstanding have been adjusted for three-for-two stock splits in 1998 and 1997 and 5% stock dividends in 1998, 1997 and 1996.

NOTE 11-FEDERAL INCOME TAX

    The composition of federal income tax expense for the years ended December 31 follows:


                                                          1998             1997             1996
-----------------------------------------------------------------------------------------------------
Current .........................................      $ 4,939,000      $ 3,987,000      $ 3,508,000
Deferred ........................................         (813,000)        (352,000)        (230,000)
                                                       ---------------------------------------------
       Federal income tax expense ...............      $ 4,126,000      $ 3,635,000      $ 3,278,000
                                                       =============================================


    A reconciliation of federal income tax expense to the amount computed by applying the statutory federal income tax rate of 35% in 1998 and 1997 and 34% in 1996, to income before federal income tax for the years ended December 31 follows:


                                                                               1998             1997             1996
-------------------------------------------------------------------------------------------------------------------------
Statutory rate applied to income before federal income tax ...........      $ 5,021,000      $ 4,396,000      $ 3,784,000
Tax-exempt interest income ...........................................         (961,000)        (906,000)        (698,000)
Amortization of goodwill .............................................          270,000          226,000          150,000
Other, net ...........................................................         (204,000)         (81,000)          42,000
                                                                            ---------------------------------------------
       Federal income tax expense ....................................      $ 4,126,000      $ 3,635,000      $ 3,278,000
                                                                            =============================================

    The deferred federal income tax benefit of $813,000, $352,000 and $230,000 in 1998, 1997 and 1996, respectively, resulted from the tax effect of temporary differences. There was no impact for changes in tax laws and rates or changes in the valuation allowance for deferred tax assets.

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 follow:


                                                                     1998            1997
---------------------------------------------------------------------------------------------
Deferred tax assets
   Allowance for loan losses ..............................      $ 2,852,000    $  1,965,000
   Deferred compensation ..................................          856,000         778,000
   Purchase discounts .....................................          415,000         376,000
   Deferred loan fees .....................................          212,000         218,000
   Deferred credit life premiums ..........................          206,000         125,000
   Other ..................................................          317,000         683,000
                                                                 ---------------------------
     Gross deferred tax assets ............................        4,858,000       4,145,000
                                                                 ---------------------------
Deferred tax liabilities
   Unrealized gain on securities available for sale .......          986,000         863,000
   Fixed assets ...........................................          227,000         327,000
                                                                 ---------------------------
     Gross deferred tax liabilities .......................        1,213,000       1,190,000
                                                                 ---------------------------
       Net deferred tax assets ............................      $ 3,645,000    $  2,955,000
                                                                 ===========================


NOTE 12-EMPLOYEE BENEFIT PLANS

    The Company maintains stock option plans for certain employees of the Company and the Banks and for non-employee directors of the Company. An aggregate of 762,255 shares of common stock has been authorized for issuance under the plans. Options granted under these plans are exercisable not earlier than one year after the date of grant, at a price equal to the fair market value of the common stock on the date of grant, and expire five years after the date of grant.

    On January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS #123"). SFAS #123 encourages companies to adopt a fair value method of accounting for stock compensation plans. Companies that do not adopt a fair value method are required to make pro-forma disclosures of net income and earnings per share as if they had adopted the fair value accounting method. The Company has elected the pro-forma disclosure method.

    The per share weighted-average fair value of stock options granted in 1998 and 1997 was obtained using the Black Scholes options pricing model. A summary of the assumptions used and values obtained follows:


                                                                              1998            1997
---------------------------------------------------------------------------------------------------
Expected dividend yield ..........................................             1.98%           2.86%
Risk free interest rate ..........................................             5.65            6.76
Expected life ....................................................          5 years         5 years
Expected volatility ..............................................           .23775          .14414

Per share weighted average fair value ............................            $6.43           $2.95


    The Company applies APB Opinion No. 25 in accounting for its plans and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. The following table summarizes the impact on the Company's net income had compensation cost included the fair value of options at the grant date:


                                                            1998             1997
-------------------------------------------------------------------------------------
Net income
   As reported ..................................       $ 10,221,000    $  8,924,000
   Pro-forma ....................................          9,785,000       8,747,000
Net income per share
   Basic
     As reported ................................       $       1.39    $       1.24
     Pro-forma ..................................               1.33            1.21
   Diluted
     As reported ................................       $       1.38    $       1.22
     Pro-forma ..................................               1.32            1.20

    A summary of outstanding stock option grants and transactions follows:



                                                            NUMBER         AVERAGE
                                                              OF          EXERCISE
                                                            SHARES          PRICE
----------------------------------------------------------------------------------
Outstanding at January 1, 1996 ........................     203,339      $    7.55
   Granted ............................................      72,800          10.97
   Exercised ..........................................      (8,204)          7.25
   Forfeited ..........................................      (2,734)         10.94
                                                            ----------------------
Outstanding at December 31, 1996 ......................     265,201           8.46
   Granted ............................................      90,666          15.62
   Exercised ..........................................     (71,667)          6.74
                                                            ----------------------
Outstanding at December 31, 1997 ......................     284,200          11.18
   Granted ............................................     104,347          25.08
   Exercised ..........................................     (34,215)          7.35
                                                            ----------------------
Outstanding at December 31, 1998 ......................     354,332      $   15.64
                                                            ======================



     At December 31, 1998, the range of exercise prices of outstanding options was $7.31 to $25.08.

     The Company has a 401(k) and an employee stock ownership plan covering substantially all full-time employees of the Company and subsidiaries. The Company matches employee contributions to the 401(k) up to a maximum of 3% of participating employees' eligible wages. Contributions to the employee stock ownership plan are determined annually and require approval of the Company's Board of Directors. For the years ended December 31, 1998, 1997 and 1996, $1,312,000, $1,157,000 and $850,000 respectively, was expensed for these retirement plans.

    Officers of the Company and subsidiaries participate in various performance-based compensation plans. The Incentive Share Grant Plan provides that the Board of Directors, at its sole discretion, may award restricted shares of common stock to the participants in the Management Incentive Compensation Plan in lieu of cash bonuses. The market value of such incentive shares at the date of grant must equal twice the amount of the cash incentive otherwise payable. Shares of common stock issued pursuant to the Incentive Share Grant Plan vest over four years. For the years ended December 31, 1998, 1997 and 1996, amounts expensed for all incentive plans totaled $1,681,000, $1,338,000, and $1,026,000, respectively.

    The Company also provides certain health care and life insurance programs to substantially all full-time employees. These insurance programs are available to retired employees at their expense.

NOTE 13-FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    In the normal course of business, the Banks enter into financial instruments with off-balance sheet risk to meet the financing needs of customers or to reduce exposure to fluctuations in interest rates. These financial instruments may include commitments to extend credit, standby letters of credit and interest rate derivatives. Financial instruments involve varying degrees of credit and interest-rate risk in excess of amounts reflected in the consolidated balance sheets. Exposure to credit risk in the event of non-performance by the counterparties to the financial instruments for loan commitments to extend credit and letters of credit is represented by the contractual amounts of those instruments. Management does not, however, anticipate material losses as a result of these financial instruments.

    A summary of financial instruments with off-balance sheet risk at December 31 follows:


                                                                            1998                1997
---------------------------------------------------------------------------------------------------------
Financial instruments whose risk is represented by contract amounts
   Commitments to extend credit ...................................     $ 142,913,000       $  85,738,000
   Standby letters of credit ......................................        32,919,000           2,793,000

Interest-rate derivative financial instruments
   Interest-rate cap agreements
     Notional amount ..............................................     $  26,000,000       $  28,000,000
     Strike .......................................................              6.69%               6.71%
     Weighted-average maturity ....................................         1.2 years           2.3 years
     Amortized cost ...............................................     $      70,000       $     168,000
     Fair value ...................................................            10,000              87,000
   Interest-rate collar agreements
     Notional amount ..............................................     $  28,000,000       $  10,000,000
     Cap strike ...................................................              6.42%               6.42%
     Floor strike .................................................              5.71                5.71
     Weighted-average maturity ....................................         1.7 years           2.7 years
     Fair value ...................................................     $    (137,000)      $     (10,000)
   Interest-rate swap agreements  (pay fixed)
     Notional amount ..............................................     $  54,500,000
     Rate paying ..................................................              5.28%
     Rate receiving ...............................................              5.27
     Weighted-average maturity ....................................         2.7 years
     Fair value ...................................................     $    (401,000)
   Interest-rate swap agreements  (pay variable)
     Notional amount ..............................................     $  25,000,000
     Rate paying ..................................................              5.10%
     Rate receiving ...............................................              5.89
     Weighted-average maturity ....................................         9.0 years
     Fair value ...................................................     $    (118,000)


    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and generally require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the commitment amounts do not represent future cash requirements. Commitments are issued subject to similar underwriting standards, including collateral requirements, as are generally involved in the extension of credit facilities.

    Standby letters of credit are written conditional commitments issued to guarantee the performance of a customer to a third party, primarily public and private borrowing arrangements. The credit risk involved in such transactions is essentially the same as that involved in extending loan facilities and, accordingly, standby letters of credit are issued subject to similar underwriting standards, including collateral requirements, as are generally involved in the extension of credit facilities.

NOTE 14-RELATED PARTY TRANSACTIONS

    Certain directors and executive officers of the Company and the Banks, including companies in which they are officers or have significant ownership, were loan customers of the Banks during 1998 and 1997.

    A summary of loans to directors and executive officers whose borrowing relationship exceeds $60,000, and to entities in which they own a 10% or more voting interest for the years ended December 31 follows:


                                                               1998             1997
----------------------------------------------------------------------------------------
Balance at beginning of period ......................       $ 3,464,000      $ 3,944,000
   New loans and advances ...........................         7,069,000        3,481,000
   Repayments .......................................        (3,479,000)      (3,961,000)
                                                            ----------------------------
Balance at end of period ............................       $ 7,054,000      $ 3,464,000
                                                            ============================


NOTE 15-OTHER OPERATING EXPENSES

    Other operating expenses for the years ended December 31 follow:


                                                           1998              1997             1996
----------------------------------------------------------------------------------------------------
Computer processing ...........................         $ 1,853,000     $ 1,340,000     $ 1,063,000
Amortization of intangible assets .............           1,692,000       1,523,000         583,000
Communications ................................           1,634,000       1,280,000       1,007,000
Advertising ...................................           1,577,000       1,329,000         827,000
Supplies ......................................           1,300,000       1,019,000         804,000
Loan and collection ...........................           1,244,000         939,000         663,000
Other .........................................           4,672,000       4,104,000       3,323,000
                                                        -------------------------------------------
       Total ..................................         $13,972,000     $11,534,000     $ 8,270,000
                                                        ===========================================

NOTE 16-REGULATORY MATTERS

    Capital guidelines adopted by Federal and State regulatory agencies and restrictions imposed by law limit the amount of cash dividends the Banks can pay to the Company. At December 31, 1998, using the most restrictive of these conditions for each Bank, the aggregate cash dividends that the Banks can pay the Company without prior approval is approximately $28,514,000. It is not the intent of Management to have dividends paid in amounts which would reduce the capital of the Banks to levels below those which are considered prudent by Management and in accordance with guidelines of regulatory authorities.

    The Company and the Banks are also subject to various regulatory capital requirements. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly discretionary, actions by regulators that could have a material effect on the Company's financial statements. Under capital adequacy guidelines the Company and the Banks must meet specific capital requirements that involve quantitative measures as well as qualitative judgments by the regulators. Quantitative measures established by regulation to ensure capital adequacy require minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets and Tier 1 capital to average assets. Actual capital amounts and ratios for the Company and the Banks at December 31 follow:


                                                                                 MINIMUM RATIOS              MINIMUM RATIOS FOR
                                                                                 FOR ADEQUATELY               WELL-CAPITALIZED
                                                        ACTUAL              CAPITALIZED INSTITUTIONS            INSTITUTIONS
                                                 AMOUNT          RATIO         AMOUNT          RATIO         AMOUNT         RATIO
-----------------------------------------------------------------------------------------------------------------------------------
1998
   Total capital to risk-weighted assets
     Consolidated .......................     $76,374,000           9.97%  $61,262,000           8.00%  $76,578,000          10.00%
     Independent Bank ...................      27,051,000          10.57    20,474,000           8.00    25,593,000          10.00
     Independent Bank West Michigan .....      21,214,000          10.86    15,628,000           8.00    19,536,000          10.00
     Independent Bank South Michigan ....      13,297,000          10.75     9,899,000           8.00    12,373,000          10.00
     Independent Bank East Michigan .....      18,446,000          10.21    14,450,000           8.00    18,063,000          10.00

   Tier 1 capital to risk-weighted assets
     Consolidated .......................     $66,800,000           8.72%  $30,631,000           4.00%  $45,947,000           6.00%
     Independent Bank ...................      23,851,000           9.32    10,237,000           4.00    15,356,000           6.00
     Independent Bank West Michigan .....      18,768,000           9.61     7,814,000           4.00    11,721,000           6.00
     Independent Bank South Michigan ....      11,747,000           9.49     4,949,000           4.00     7,424,000           6.00
Independent Bank East Michigan ..........      16,635,000           9.21     7,225,000           4.00    10,838,000           6.00

   Tier 1 capital to average assets
     Consolidated .......................     $66,800,000           6.38%  $41,898,000           4.00%  $52,372,000           5.00%
     Independent Bank ...................      23,851,000           6.85    13,936,000           4.00    17,420,000           5.00
     Independent Bank West Michigan .....      18,768,000           6.82    11,010,000           4.00    13,763,000           5.00
     Independent Bank South Michigan ....      11,747,000           6.92     6,786,000           4.00     8,483,000           5.00
Independent Bank East Michigan ..........      16,635,000           6.70     9,930,000           4.00    12,413,000           5.00

1997
   Total capital to risk-weighted assets
     Consolidated .......................     $66,332,000           9.91%  $53,561,000           8.00%  $66,951,000          10.00%
     Independent Bank ...................      25,409,000          10.76    18,887,000           8.00    23,608,000          10.00
     Independent Bank West Michigan .....      17,122,000          10.56    12,975,000           8.00    16,218,000          10.00
     Independent Bank South Michigan ....      11,815,000          10.97     8,619,000           8.00    10,774,000          10.00
Independent Bank East Michigan ..........      18,129,000          11.41    12,711,000           8.00    15,889,000          10.00

   Tier 1 capital to risk-weighted assets
     Consolidated .......................     $58,662,000           8.76%  $26,781,000           4.00%  $40,171,000           6.00%
     Independent Bank ...................      22,693,000           9.61     9,443,000           4.00    14,165,000           6.00
     Independent Bank West Michigan .....      15,240,000           9.40     6,487,000           4.00     9,731,000           6.00
     Independent Bank South Michigan ....      10,467,000           9.72     4,310,000           4.00     6,464,000           6.00
Independent Bank East Michigan ..........      16,540,000          10.41     6,356,000           4.00     9,533,000           6.00

   Tier 1 capital to average assets
     Consolidated .......................     $58,662,000           6.13%  $38,286,000           4.00%  $47,857,000           5.00%
     Independent Bank ...................      22,693,000           6.75    13,456,000           4.00    16,820,000           5.00
     Independent Bank West Michigan .....      15,240,000           6.77     9,006,000           4.00    11,258,000           5.00
     Independent Bank South Michigan ....      10,467,000           6.87     6,098,000           4.00     7,622,000           5.00
Independent Bank East Michigan ..........      16,540,000           6.91     9,568,000           4.00    11,960,000           5.00

    NOTE 17-FAIR VALUES OF FINANCIAL INSTRUMENTS

    Most of the Company's assets and liabilities are considered financial instruments. Many of these financial instruments lack an available trading market and it is the Company's general practice and intent to hold the majority of its financial intruments to maturity. Significant estimates and assumptions were used to determine the fair value of financial instruments. These estimates are subjective in nature, involving uncertainties and matters of judgment, and therefore, fair values cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

    Estimated fair values have been determined using available data and methodologies that are considered suitable for each category of financial instrument. For instruments with floating-interest rates which reprice frequently and without significant credit risk, it is presumed that estimated fair values approximate the recorded book balances.

    Financial instrument assets actively traded in a secondary market, such as securities, have been valued using quoted market prices while recorded book balances have been used for cash and due from banks.

    The fair value of loans is calculated by discounting estimated future cash flows using estimated market discount rates that reflect credit and interest-rate risk inherent in the loans.

    Financial instruments with a stated maturity, such as certificates of deposit, have been valued based on the discounted value of contractual cash flows using a discount rate approximating current market rates for liabilities with a similar maturity.

    Financial instrument liabilities without a stated maturity, such as demand deposits, savings, NOW and money market accounts, have a fair value equal to the amount payable on demand.

    The estimated fair values and recorded book balances at December 31 follow:


                                                          1998                       1997
                                                 ESTIMATED    RECORDED      ESTIMATED    RECORDED
                                                   FAIR         BOOK          FAIR         BOOK
                                                   VALUE       BALANCE        VALUE      BALANCE
-------------------------------------------------------------------------------------------------
                                                                 (in thousands)
Assets
   Cash and due from banks .................      $ 42,800     $ 42,800     $ 30,400     $ 30,400
 Securities available for sale .............        99,500       99,500      110,800      110,800
   Securities held to maturity .............        19,000       18,300       23,400       22,500
   Net loans and loans held for sale               864,800      852,600      767,700      758,300

Liabilities
   Deposits with no stated maturity ........      $490,500     $490,500     $428,100     $428,100
   Deposits with stated maturity ...........       341,700      340,000      274,000      272,300
   Other borrowings ........................       173,300      170,900      214,400      212,400


    The fair values for commitments to extend credit and standby letters of credit are estimated to approximate their aggregate book balance.

    Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale the entire holdings of a particular financial instrument.

    Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business, the value of future earnings attributable to off-balance sheet activities and the value of assets and liabilities that are not considered financial instruments.

    Fair value estimates for deposit accounts do not include the value of the substantial core deposit intangible asset resulting from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.


NOTE 18-OPERATING SEGMENTS

    On January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," ("SFAS #131"). SFAS #131 establishes standards for the way that public entities report information about operating segments in financial statements.

    The Company's reportable segments are based upon legal entities. The Company has four reportable segments: Independent Bank ("IB"), Independent Bank West Michigan ("IBWM"), Independent Bank South Michigan ("IBSM") and Independent Bank East Michigan ("IBEM"). The accounting policies of the segments are the same as those described in note 1 to the consolidated financial statements. The Company evaluates performance based principally on net income of the respective reportable segments.

A summary of selected financial information for the Company's reportable segments follows:



                                      IB              IBWM             IBSM             IBEM           OTHER(1)           TOTAL
-----------------------------------------------------------------------------------------------------------------------------------

1998
   Total assets ............... $  361,936,000   $  276,385,000    $ 174,396,000    $ 268,559,000    $  3,982,000  $  1,085,258,000
   Interest income ............     28,439,000       24,825,000       13,764,000       19,012,000          33,000        86,073,000
   Net interest income ........     17,022,000       15,107,000        8,010,000       11,428,000      (2,334,000)       49,233,000
   Provision for loan losses ..        940,000        1,050,000          340,000          713,000                         3,043,000
   Income (loss) before
     income tax ...............      6,363,000        5,456,000        3,019,000        3,276,000      (3,767,000)       14,347,000
   Net income (loss)...........      4,401,000        3,814,000        2,205,000        2,397,000      (2,596,000)       10,221,000

1997
   Total assets ............... $  346,765,000   $  231,729,000    $ 152,694,000    $ 246,815,000    $  5,814,000  $    983,817,000
   Interest income ............     27,184,000       20,105,000       12,179,000       17,920,000          26,000        77,414,000
   Net interest income ........     15,740,000       12,286,000        6,835,000       10,294,000      (2,516,000)       42,639,000
   Provision for loan losses ..        820,000          260,000          265,000          405,000                         1,750,000
   Income (loss) before
     income tax ...............      5,988,000        4,588,000        2,652,000        2,907,000      (3,576,000)       12,559,000
   Net income (loss) ..........      4,129,000        3,225,000        1,938,000        2,102,000      (2,470,000)        8,924,000

1996
   Total assets ..............  $  338,133,000   $  196,031,000    $ 136,716,000    $ 211,477,000    $  6,240,000  $    888,597,000
   Interest income ...........      21,991,000       17,792,000       10,702,000        8,916,000          84,000        59,485,000
   Net interest income .......      12,709,000       10,829,000        6,191,000        5,445,000        (502,000)       34,672,000
   Provision for loan losses..         810,000          205,000          108,000          110,000                         1,233,000
   Income (loss) before
     income tax ..............       4,537,000        4,299,000        2,653,000        1,462,000      (1,821,000)       11,130,000
   Net income (loss)..........       3,164,000        3,010,000        1,912,000        1,019,000      (1,253,000)        7,852,000


(1) Includes items relating to the Company and certain insignificant operations.

NOTE 19-INDEPENDENT BANK CORPORATION (PARENT COMPANY ONLY)
FINANCIAL INFORMATION

    Presented below are condensed financial statements for the parent company.


CONDENSED STATEMENTS OF FINANCIAL CONDITION                                     DECEMBER 31,
                                                                          1998               1997
---------------------------------------------------------------------------------------------------
ASSETS
   Cash and due from banks ...................................        $  1,543,000     $  3,394,000
   Investment in subsidiaries ................................          93,608,000       85,080,000
   Other assets ..............................................           5,381,000        3,304,000
                                                                      -----------------------------
       Total Assets ..........................................        $100,532,000     $ 91,778,000
                                                                      =============================


LIABILITIES AND SHAREHOLDERS' EQUITY
   Notes payable .............................................        $ 10,000,000     $ 12,000,000
   Subordinated debentures ...................................          17,783,000       17,783,000
   Other liabilities .........................................           3,044,000        2,479,000
   Shareholders' equity ......................................          69,705,000       59,516,000
                                                                      -----------------------------
       Total Liabilities and Shareholders' Equity ............        $100,532,000     $ 91,778,000
                                                                      =============================




CONDENSED STATEMENTS OF OPERATIONS                                                     YEAR ENDED DECEMBER 31,
                                                                               1998             1997              1996
--------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME
   Dividends from subsidiaries ......................................     $  8,175,000      $  7,400,000      $  4,425,000
   Management fees from subsidiaries and other income ...............        8,444,000         6,755,000         5,073,000
                                                                          ------------------------------------------------
     Total Operating Income .........................................       16,619,000        14,155,000         9,498,000
                                                                          ------------------------------------------------
OPERATING EXPENSES
   Interest expense .................................................        2,367,000         2,542,000           546,000
   Administrative and other expenses ................................        9,962,000         7,871,000         6,348,000
                                                                          ------------------------------------------------
     Total Operating Expenses .......................................       12,329,000        10,413,000         6,894,000
                                                                          ------------------------------------------------
     Income Before Federal Income Tax and Undistributed Net Income
       of Subsidiaries ..............................................        4,290,000         3,742,000         2,604,000
Federal income tax credit ...........................................        1,289,000         1,188,000           568,000
                                                                          ------------------------------------------------
     Income Before Equity in Undistributed Net Income of Subsidiaries        5,579,000         4,930,000         3,172,000
Equity in undistributed net income of subsidiaries ..................        4,642,000         3,994,000         4,680,000
                                                                          ------------------------------------------------
       Net Income ...................................................     $ 10,221,000      $  8,924,000      $  7,852,000
                                                                          ================================================



CONDENSED STATEMENTS OF CASH FLOWS                                                     YEAR ENDED DECEMBER 31,
                                                                             1998              1997              1996
--------------------------------------------------------------------------------------------------------------------------
Net Income ..........................................................     $ 10,221,000      $  8,924,000      $  7,852,000
                                                                          ------------------------------------------------
ADJUSTMENTS TO RECONCILE NET INCOME
TO NET CASH FROM OPERATING ACTIVITIES
   Depreciation, amortization of intangible assets and premiums,
     and accretion of discounts on securities and loans .............          540,000           437,000           336,000
   (Increase) decrease in other assets ..............................         (516,000)         (203,000)          426,000
   Increase in other liabilities ....................................        2,975,000           478,000           688,000
   Equity in undistributed net income of subsidiaries ...............       (4,642,000)       (3,994,000)       (4,680,000)
                                                                         -------------------------------------------------
     Total Adjustments ..............................................       (1,643,000)       (3,282,000)       (3,230,000)
                                                                         -------------------------------------------------
     Net Cash from Operating Activities .............................        8,578,000         5,642,000         4,622,000
                                                                         -------------------------------------------------

CASH FLOW FROM INVESTING ACTIVITIES
   Purchase of securities available for sale ........................         (100,000)                            (23,000)
   Capital expenditures .............................................       (2,264,000)         (807,000)       (1,110,000)
   Investment in subsidiaries .......................................       (3,383,000)                        (31,352,000)
                                                                          ------------------------------------------------
     Net Cash from Investing Activities .............................       (5,747,000)         (807,000)      (32,485,000)
                                                                          ------------------------------------------------

CASH FLOW FROM FINANCING ACTIVITIES
   Proceeds from short-term borrowings ..............................                                            5,000,000
   Proceeds from long-term debt .....................................                                           10,000,000
   Proceeds from issuance of subordinated debentures ................                                           16,753,000
   Retirement of long-term debt .....................................       (2,000,000)       (2,000,000)       (1,000,000)
   Dividends paid ...................................................       (3,587,000)       (3,186,000)       (2,736,000)
   Proceeds from issuance of common stock ...........................          905,000           771,000            59,000
                                                                          ------------------------------------------------
   Net Cash from Financing Activities ...............................       (4,682,000)       (4,415,000)       28,076,000
                                                                          ------------------------------------------------
     Net Increase (Decrease) in Cash and Cash Equivalents ...........       (1,851,000)          420,000           213,000
Cash and Cash Equivalents at Beginning of Period ....................        3,394,000         2,974,000         2,761,000
                                                                          ------------------------------------------------
       Cash and Cash Equivalents at End of Period ...................     $  1,543,000      $  3,394,000      $  2,974,000
                                                                          ================================================

                               QUARTERLY SUMMARY





                                                         REPORTED SALE PRICES OF COMMON SHARES                     CASH DIVIDENDS
                                                       1998                                1997                        DECLARED
                                           ------------------------------------------------------------------
                                           HIGH         LOW        CLOSE        HIGH         LOW        CLOSE      1998       1997
-----------------------------------------------------------------------------------------------------------------------------------
First quarter ......................      $28.25      $24.00       $24.75      $15.88      $13.50      $15.50      $ .12     $ .11
Second quarter .....................       30.19       15.69        18.63       17.75       15.25       17.25        .12       .11
Third quarter ......................       27.88       19.75        21.00       20.25       17.25       19.75        .12       .11
Fourth quarter .....................       24.50       18.00        20.25       25.75       20.00       25.75        .13       .12


    The Company has approximately 1,900 holders of record of its common stock. The common stock trades on the Nasdaq stock market under the symbol "IBCP". The prices shown above are supplied by Nasdaq and reflect the inter-dealer prices and may not include retail markups, markdowns or commissions. There may have been transactions or quotations at higher or lower prices of which the Company is not aware.

    In addition to the provisions of the Michigan Business Corporations Act, the Company's ability to pay dividends is limited by its ability to obtain funds from the Banks and by regulatory capital guidelines applicable to the Company. (See note 16 to the Consolidated Financial Statements.)


                      QUARTERLY FINANCIAL DATA (UNAUDITED)

    A summary of selected quarterly results of operations for the years ended December 31 follows:




                                                                                         THREE MONTHS ENDED
                                                                      MARCH            JUNE        SEPTEMBER        DECEMBER
                                                                       31,             30,            30,             31,
-----------------------------------------------------------------------------------------------------------------------------------
1998
   Interest income .......................................        $20,718,000     $21,341,000     $21,944,000     $22,070,000
   Net interest income ...................................         11,760,000      12,244,000      12,417,000      12,812,000
   Provision for loan losses..............................            633,000         670,000         915,000         825,000
   Income before income tax expense ......................          3,424,000       3,576,000       3,603,000       3,744,000
   Net income ............................................          2,433,000       2,539,000       2,582,000       2,667,000

   Net income per share
     Basic ...............................................        $       .33     $       .35     $       .35     $       .36
     Diluted .............................................                .33             .34             .35             .36

1997
   Interest income .......................................        $17,846,000     $19,155,000     $20,001,000     $20,412,000
   Net interest income ...................................          9,877,000      10,477,000      11,004,000      11,281,000
   Provision for loan losses .............................            321,000         321,000         461,000         647,000
   Income before income tax expense ......................          3,004,000       3,077,000       3,199,000       3,279,000
   Net income ............................................          2,134,000       2,194,000       2,275,000       2,321,000

   Net income per share
     Basic ...............................................        $       .30     $       .31     $       .32     $       .32
     Diluted .............................................                .29             .30             .31             .32

                      SELECTED CONSOLIDATED FINANCIAL DATA



                                                                                    YEAR ENDED DECEMBER 31,
                                                               1998            1997           1996          1995           1994
---------------------------------------------------------------------------------------------------------------------------------
                                                                      (dollars in thousands, except per share amounts)
SUMMARY OF OPERATIONS
   Interest income                                          $    86,073     $   77,414     $   59,485     $  45,982      $  37,820
   Interest expense                                              36,840         34,775         24,813        17,900         12,585
                                                            ----------------------------------------------------------------------
     Net interest income                                         49,233         42,639         34,672        28,082         25,235
   Provision for loan losses                                      3,043          1,750          1,233           636            473
   Non-interest income                                           13,845          8,515          5,552         3,766          3,101
   Non-interest expense                                          45,688         36,845         27,861        21,702         19,503
                                                            ----------------------------------------------------------------------
     Income before federal income tax expense                    14,347         12,559         11,130         9,510          8,360
   Federal income tax expense                                     4,126          3,635          3,278         2,700          2,329
                                                            ----------------------------------------------------------------------
       Net income                                           $    10,221     $    8,924     $    7,852     $   6,810      $   6,031
                                                            ======================================================================


PER COMMON SHARE DATA (1)
   Net income (2)
     Basic                                                  $      1.39     $     1.24     $     1.11     $     .96      $     .85
     Diluted                                                       1.38           1.22           1.10           .96            .84
   Cash dividends declared                                          .50            .45            .41           .36            .29
   Book value                                                      9.44           8.24           7.30          6.67           5.69
   Cash basis income per share (3)
     Basic                                                         1.58           1.41           1.18          1.00            .88
     Diluted                                                       1.56           1.39           1.17          1.00            .88

SELECTED BALANCES
   Assets                                                   $ 1,085,258     $  983,817     $  888,597     $ 590,147      $ 516,211
   Loans and loans held for sale                                862,345        765,932        621,287       434,091        342,658
   Allowance for loan losses                                      9,714          7,670          6,960         5,243          5,054
   Deposits                                                     830,514        700,480        672,534       411,624        409,471
   Shareholders' equity                                          69,705         59,516         51,836        47,025         40,311
   Long-term debt                                                 3,000          5,000          7,000

SELECTED RATIOS
   Tax equivalent net interest income
     to average earning assets                                     5.36%          5.07%          5.38%         5.65%         5.88%
   Net income to
     Average equity                                               15.60          16.01          15.74         15.59         15.22
     Average assets                                                1.00            .95           1.11          1.25          1.25
   Cash basis income to (3)
     Average tangible equity                                      24.61          26.69          19.65         17.22         16.96
     Average tangible assets                                       1.16           1.10           1.20          1.31          1.32
   Dividend payment ratio                                         36.08          36.54          36.53         36.80         34.62
   Average shareholders' equity to average assets                  6.42           5.95           7.05          8.04          8.22
   Tier 1 leverage (tangible equity capital) ratio                 6.23           6.02           5.72          7.47          7.76
   Non-performing loans to Portfolio Loans                          .81            .72            .64           .61           .84


(1) Per share data has been adjusted for three-for-two stock splits in 1998 and 1997 and 5% stock dividends in 1998, 1997, 1996 and 1995.

(2) Statement of Financial Accounting Standards, No. 128 "Earnings Per Share," adopted during 1997, has been retroactively applied. (See note 10 to consolidated financial statements.)

(3) Cash basis financial data excludes intangible assets and the related amortization expense.

                             SHAREHOLDER INFORMATION

HOW TO ORDER FORM 10-K

    Shareholders may obtain, without charge, a copy of Form 10-K, the 1998 Annual Report to the Securities and Exchange Commission, by writing to William
R. Kohls, Chief Financial Officer, Independent Bank Corporation, P.O.
Box 491, Ionia, Michigan 48846.

PRESS RELEASES

    The Company's press releases, including earnings and dividend announcements, are available via facsimile by calling #800/758-5804 and entering 436425. Press releases and other financial information are also available on the Company's website at www.ibcp.com.

NOTICE OF ANNUAL MEETING

    The Company's Annual Meeting of Shareholders will be held at 3:00 p.m. on April 20, 1999, in the Ionia Theater located at 205 West Main Street, Ionia, Michigan, 48846.

TRANSFER AGENT AND REGISTRAR

    State Street Bank & Trust Company, (c/o EquiServe, P.O. Box 8200, Boston, Massachusetts 02266-8200, #800/426-5523) serves as transfer agent and registrar of the Company's common stock.

DIVIDEND REINVESTMENT

    The Company maintains an Automatic Dividend Reinvestment and Stock Purchase Plan which provides an opportunity for shareholders of record to reinvest cash dividends into the Company's common stock. Optional cash purchases up to $5,000 per quarter are also permitted. A prospectus is available by writing to the Company's Chief Financial Officer.

MARKET MAKERS

Registered market makers at December 31, 1998 follow:
ABN Amro Securities              Howe, Barnes Investments, Inc.   Roney & Company
First of Michigan Corporation    Keefe, Bruyette & Woods, Inc.    Stifel Nicolaus & Co.
Herzog, Heine, Geduld, Inc.      Robert W. Baird & Co., Inc.



                        EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS
    Charles C. Van Loan, President and Chief Executive Officer, Independent Bank Corporation
    Jeffrey A. Bratsburg, Chairman of the Board, Independent Bank West Michigan
    Ronald L. Long, President and Chief Executive Officer, Independent Bank East Michigan
    Michael M. Magee, Jr., President and Chief Executive Officer, Independent Bank
    David C. Reglin, President and Chief Executive Officer, Independent Bank West Michigan
    Edward B. Swanson, President and Chief Executive Officer, Independent Bank South Michigan
    William R. Kohls, Executive Vice President and Chief Financial Officer, Independent Bank Corporation

DIRECTORS
    Keith E. Bazaire, President, Carter's Food Center, Inc., Retail Grocer, Charlotte
    Terry L. Haske, President, Ricker & Haske, C.P.A.s, P.C., Marlette
    Thomas F. Kohn, Chief Executive Officer, Belco Industries, Inc., Manufacturer, Belding
    Robert J. Leppink, President, Leppink's Inc., Retail Grocer, Belding
    Charles A. Palmer, Professor of Law, Thomas M. Cooley Law School, Lansing
    Charles C. Van Loan, President and Chief Executive Officer, Independent Bank Corporation, Ionia
    Arch V. Wright, Jr., President, Charlevoix Development Company, Real Estate Development, Charlevoix

INDEPENDENT BANK CORPORATION
P.O. Box 491, 230 West Main Street
Ionia, Michigan 48846
616-527-9450

















                                                                   INPCO-PS-99

[X]PLEASE MARK VOTES
   AS IN THIS EXAMPLE

                                                                1. Election of three Directors for terms expiring in 2002.
----------------------------
INDEPENDENT BANK CORPORATION                                                                             FOR ALL    WITH-   FOR ALL
----------------------------                                                                             NOMINEES    HOLD     EXCEPT
                                                                       KEITH E. BAZAIRE                     [ ]       [ ]       [ ]
                                                                      TERRY L. HASKE
                                                                      THOMAS F. KOHN


                                                                   NOTE:  If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line
                                                                   through the name(s) of the nominee(s).  Your shares will be voted for the remaining nominee(s).

RECORD DATE SHARES:


                                                                2. To transact such other businesses that may properly come before the meeting or at any adjournment thereof.


                                                  -------------------------
   Please be sure to sign and date this Proxy.    Date                               Mark box at right if an address change or
---------------------------------------------------------------------------          comment has been noted on the reverse       [ ]
                                                                                     side of this card.
---Shareholder sign here--------------------------Co-owner sign here-------

DETACH CARD                                                                                                             DETACH CARD


                         INDEPENDENT BANK CORPORATION

    Dear Shareholder,

    Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

    Mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

    Your vote must be received prior to the Annual Meeting of Shareholders to be held April 20, 1999.

    Thank you in advance for your prompt consideration of this matter.


    Sincerely,

    The Board of Directors
    INDEPENDENT BANK CORPORATION

                        INDEPENDENT BANK CORPORATION
                    230 WEST MAIN STREET, IONIA, MICHIGAN


              PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 20, 1999


The undersigned hereby appoints Robert J. Leppink and Arch V. Wright, Jr., and each of them, Proxies, with power of substitution, to vote all shares of common stock of Independent Bank Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Ionia Theater, located at 205 West Main Street, Ionia, Michigan 48846 on Tuesday, April 20, 1999 at 3:00 p.m. (local time), and at all adjournments thereof, as directed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AS DIRECTORS.


--------------------------------------------------------------------------------
                    PLEASE VOTE, DATE AND SIGN ON REVERSE
                AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign this Proxy exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

---------------------------------               --------------------------------

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